INDEX

     Areement and Plan of Merger
     Promissory Note                    Exhibit A
     Escrow Agreement                   Exhibit B
     Employment Agreement               Exhibit C
     Employment Agreement               Exhibit D
     Noncompetition Agreement           Exhibit E
     Escrow Agreement                   Exhibit F



                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of February 19, 1999, is entered into by and among BOK Financial Corporation, an Oklahoma Corporation, ("BOKF"), BOKF Merger Corporation Number Nine, a Texas corporation and a wholly-owned subsidiary of BOKF ("BOKSub"), and Chaparral Bancshares, Inc., a Texas corporation ("Chaparral").

         WHEREAS, BOKF is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and BOKSub is a wholly-owned subsidiary of BOKF; and

         WHEREAS, Chaparral is a registered bank holding company under the BHCA, which controls Canyon Creek National Bank, a national banking association ("CCNB"); and

         WHEREAS, Chaparral owns all of the issued and outstanding capital stock of Chaparral Bancshares of Delaware, a Delaware corporation ("Delaware"); and

         WHEREAS, Delaware is a registered bank holding company under the BHCA, which owns all of the issued and outstanding capital stock of CCNB; and

         WHEREAS, the respective Boards of Directors of each of BOKF and Chaparral deem it advisable for BOKSub to merge with and into Chaparral upon the terms and subject to the conditions described herein;

         NOW, THEREFORE, for and in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, and promises hereinafter contained, the parties hereto covenant and agree as follows:


                                    ARTICLE I
                                   THE MERGER

         Section 1.1. The Merger. Pursuant to the terms and provisions of this Agreement and the Texas Business Corporation Act (the "TBCA"), BOKSub shall merge with and into Chaparral (the "Merger").

     Section 1.2. Merging Corporation. BOKSub shall be the merging corporation under the Merger and its corporate identity and existence, separate and apart from Chaparral, shall cease on consummation of the Merger.



     Section 1.3. Surviving Corporation. Chaparral shall be the surviving corporation in the Merger. No changes in the articles of incorporation or bylaws of Chaparral shall be effected by the Merger. The officers and directors of Chaparral after the Merger shall be the same as the officers and directors of Chaparral as of the Effective Time (as defined in Section 9.2); provided, however, Stanley A. Lybarger, Tom E. Turner and C. Fred Ball, Jr. shall, upon consummation of the Merger, be additional members of the board of directors of Chaparral. It is understood that some of the current directors of Chaparral may elect to resign on or before the Effective Time.

         Section 1.4. Effect of the Merger. The Merger shall have all of the effects provided by the TBCA. Chaparral, as the surviving corporation, may, at any time after the Effective Time, take any action (including executing and delivering any documents) in the name and on behalf of either BOKSub or Chaparral as are appropriate in order to carry out and effectuate the transactions contemplated by this Agreement.

         Section 1.5.  Merger Consideration; Conversion of Shares.

         (a) At the Effective Time, each share common stock of Chaparral, par value $1.00 per share (the "Chaparral Common") then issued and outstanding, other than shares the holders of which have duly exercised and perfected their dissenters' rights under the TBCA, shall be automatically converted into the right to receive an amount (the "Merger Consideration") equal to (i) $29,900,000, plus (a) the difference (which may be a loss) between the amount realized by CCNB (including principal and interest) upon collection or sale of any of the CCFC Assets (as defined in Section 1.7) and the Book Value (as defined in Section 1.7) thereof, between the date of this Agreement and the Effective Time, minus (b) 134% of the amount of bonuses paid pursuant to Section 5.2(e) of this Agreement, and minus (c) the amount of any dividends paid by Chaparral to its shareholders during the period from January 1, 1999 to the date of consummation of the Merger, divided by (ii) the number of shares of Chaparral Common issued and outstanding as of the Effective Time (and after exercise of all of the Stock Options (as defined in Section 2.2)). The Merger Consideration shall be paid to each holder of the Chaparral Common as of the Effective Time as herein provided.

         (b) Chaparral, BOKF and BOKSub acknowledge and understand that (i) all Stock Options shall be exercised immediately prior to consummation of the Merger, (ii) all shares of Chaparral Common issuable upon exercise of the Stock Options shall be deemed issued and outstanding immediately prior to the consummation of the Merger, and (iii) the Chaparral Common to be converted into the right to receive the Merger Consideration shall include, without limitation, the Chaparral Common to be issued upon the exercise of the Stock Options.

         (c) At the Effective Time, BOKF shall deposit or cause to be deposited, each into an interest-bearing account, (i) $400,000 of the Merger Consideration to be governed by Section 11.2 (the "Representation Escrow Funds"), and (ii) an amount, if any, equal to the aggregate Tax Basis (as defined in Section 1.7) of the CCFC Assets owned by CCNB as of the Effective Time (the "CCFC Escrow Funds"). The Merger Consideration less the Representation Escrow Funds and the CCFC Escrow Funds is referred to herein as the "Closing Consideration"). Each holder of the Chaparral Common may elect to receive the Closing Consideration in any combination of (i) cash or (ii) a single Promissory Note payable to the shareholder by BOKF ("BOKF Note"). Each BOKF Note shall (i) be substantially in the form attached hereto as Exhibit A (the "BOKF Note" and collectively the "BOKF Notes"); (ii) bear interest at the rate per annum equal to the "Applicable Federal Rate" as defined under the Internal Revenue Code of 1986, as amended (the "Code"), based upon the term of such BOKF Note, (iii) be due and payable in full on January 2, 2000.

         (d) Unless a Chaparral shareholder (including holders of the Stock Options) shall deliver to Chaparral not later than the meeting of shareholders of Chaparral at which the shareholders vote on the question of approval of this Agreement a written election ("BOKF Note Election") in a form approved by counsel to BOKF (which approval shall not be unreasonably withheld or delayed) to receive the Closing Consideration or part thereof in the form of a BOKF Note, the shareholder shall be irrevocably deemed to have elected to receive the Closing Consideration in all cash. Any Chaparral shareholder who has timely delivered the BOKF Note Election may withdraw such election, and receive the Closing Consideration in all cash, by delivering written notice to Chaparral to that effect not less than twenty (20) days prior to the Closing Date (as defined in Section 9.2).

         (e) At the Effective Time, all of the shares of Chaparral Common, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Chaparral Common (the "Certificates") or of any holder of Stock Options shall thereafter cease to have any rights with respect to such shares, except the right of such holders to receive the Closing Consideration upon the surrender of such Certificate or Certificates or exercise of such Stock Options in accordance with Section 1.6.

         (f) At the Effective Time, each share of Chaparral Common, if any, held in the treasury of Chaparral immediately prior to the Effective Time shall be canceled.

         (g) At the Effective Time, each share of common stock, par value $ 1.00 per share, of BOKSub outstanding immediately prior to the Effective Time shall be converted into one share of Chaparral Common.

         (h) If any holder of Chaparral Common is entitled to dissent from the Agreement and the Merger under the TBCA and such holder thereof perfects such holder's rights under the TBCA in accordance with the provisions thereof, any issued and outstanding shares of Chaparral Common held by such dissenting holder ("Dissenting Shares") shall not be converted as described in this Section 1.5 but from and after the Effective Time shall represent only the right to receive such cash consideration as may be determined to be due to such dissenting holder pursuant to the TBCA; provided, however, that each share of Chaparral Common outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal shall have only such rights as are provided under the TBCA.

         Section 1.6.  Exchange Procedures; Surrender of Certificates.

         (a) The Bank of New York, or other entity mutually satisfactory to Chaparral and BOKF, shall act as paying agent in the Merger (the "Paying Agent"). Immediately after the Effective Time, BOKF will cause Chaparral, as the surviving corporation, to furnish the Paying Agent a corpus consisting of cash and BOKF Notes sufficient in the aggregate for the Paying Agent to make full payment of the Closing Consideration to the holders of all outstanding shares of Chaparral Common (other than Dissenting Shares).

         (b) At least twenty (20) days prior to the Effective Time, the Paying Agent shall mail, without any further action on the part of BOKF or Chaparral, to each record holder of the Certificates, addressed to the most current address of such shareholders according to the records of Chaparral, a letter of transmittal (and instructions) for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each such letter (the "Merger Transmittal Letter") shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as BOKF may reasonably specify. If a holder of the Chaparral Common surrenders the Certificates representing shares of such stock and a properly executed Merger Transmittal Letter to the Paying Agent at least three
(3) business days prior to the Closing Date, then on the Closing Date, the Paying Agent shall pay to such shareholder the Closing Consideration with respect to such shares of Chaparral Common. If a holder of the Chaparral Common surrenders the Certificates representing shares of such stock and a properly executed Merger Transmittal Letter to the Paying Agent at any time after three
(3) business days prior to the Closing Date, then promptly, and in no event later than three (3) business days after receipt of such Certificates and Merger Transmittal Letter, the Paying Agent shall pay to such shareholder the Closing Consideration with respect to such shares of Chaparral Common. No interest on the Closing Consideration issuable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates (other than any interest on the BOKF Notes in accordance with their terms). If the Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise executed in proper form for transfer and that the person requesting such issuance shall pay to the Paying Agent any required transfer or other taxes or establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

         (c) With respect to any shares of Chaparral Common that are acquired as a result of the exercise of the Stock Options, the purchase price for such shares under the Stock Options shall be subtracted from or "netted-out" of the Merger Consideration to be paid such shareholders in order to provide for a cashless exercise of the Stock Options. That is, upon the exercise of the Stock Options such option holder shall not be required to pay Chaparral the purchase price specified in the Stock Options, but such amount shall be deducted from the amount of Merger Consideration that would otherwise have been paid to such option holder.

         (d) After the Effective Time, there shall be no further registration or transfers on the records of Chaparral of outstanding certificates formerly
representing  shares  of  Chaparral  Common  and,  if  a  certificate   formerly
representing such shares is presented to Chaparral or BOKF, it shall be forwarded to the Paying Agent for cancellation and exchange for the Merger Consideration.

         (e) All Merger Consideration paid upon the surrender of Chaparral Common in accordance with the above terms and conditions shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Chaparral Common.

         (f) In the event any certificate for Chaparral Common shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed certificate, such Merger Consideration as may be required pursuant to this Agreement; provided, however, that BOKF may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver an affidavit of lost certificate and indemnification agreement in form reasonably acceptable to BOKF.

         (g) At any time following six months after the Effective Time, BOKF shall be entitled to terminate the Paying Agent relationship, and thereafter holders of Certificates shall be entitled to look only to BOKF (subject to abandoned property, escheat or other similar laws) with respect to the Closing Consideration payable upon surrender of their Certificates.

         Section 1.7.      The CCFC Escrow and Sale of the CCFC Assets.

         (a) Schedule 1.7 sets forth, as of February 16, 1999, a list of certain assets of CCNB (the "CCFC Assets"), the value of such assets on the books and records of CCNB as of such date (the "Book Value") and the tax basis of such assets on the books and records of CCNB as of such date (the "Tax Basis"). From and after the date of this Agreement, Chaparral shall cause CCNB to use reasonable, good faith efforts to collect or sell all of the CCFC Assets prior to the Closing Date for such amounts and at such times as Chaparral may determine. With the consent of BOKF, which consent shall not be unreasonably withheld, CCNB may sell certain fixed assets currently used by the Bank in collecting or servicing the CCFC Assets, or enter into contracts to lease space or provide data processing services to the purchaser of all or substantially all of the CCFC Assets.

         (b) If all of the CCFC Assets are not collected or sold by CCNB prior to the Effective Time, prior to the Effective Time, Chaparral shall incorporate Canyon Creek Financial Corporation ("CCFC") as a Texas corporation, with the shares of stock of CCFC to be issued in trust for the benefit of the shareholders of Chaparral as of the Effective Time in proportion to such holder's ownership of the stock of Chaparral. The persons who are members of the Board of Directors of Chaparral immediately prior to the Closing shall serve as directors of CCFC.

         (c) If all of the CCFC Assets are not collected or sold by CCNB prior to the Effective Time, at the Effective Time, BOKF shall establish an escrow account (the "CCFC Escrow") with Bank of Texas Trust Company, National Association (the "Escrow Agent"). The CCFC Escrow shall be governed by an escrow agreement, the form of which is attached hereto as Exhibit "B" (the "CCFC Escrow Agreement", which shall provide as follows:

                    (i) At the Effective Time, BOKF shall deposit an amount equal to the aggregate Tax Basis of the CCFC Assets owned by CCNB as of the Effective Time into the CCFC Escrow (the "CCFC Escrow Funds").

                  (ii) At the Effective Time, CCFC will purchase the CCFC Assets from CCNB and CCNB shall sell the CCFC Assets to CCFC at such place as BOKF may determine for a price equal to the aggregate Tax Basis of the CCFC Assets owned by CCNB as of the Effective Time (the "CCFC Assets Purchase Price") out of the CCFC Escrow Funds. The CCFC Assets shall be sold by CCNB to CCFC without recourse and in an "as is" condition without any representations or warranties of any kind, other than title to the CCFC Assets. The sale and purchase of the CCFC Assets will be effected by appropriate documentation, which will be in form and substance reasonably acceptable to counsel for CCFC and BOKF. After consummation of the sale and purchase of the CCFC Assets and after payment of the CCFC Assets Purchase Price to CCNB, the Escrow Agent, the CCFC Escrow Agreement shall terminate.

                  (iii) BOKF shall pay the fees and costs of the Escrow Agent with respect to the CCFC Escrow.


                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF CHAPARRAL

         In order to induce BOKF and BOKSub to enter into, execute, deliver and perform this Agreement, Chaparral represents and warrants to BOKF and BOKSub as follows:

         Section 2.1.  Organization, Standing and Power.

         (a) Chaparral is a corporation duly organized, validly existing and in good standing under laws of the State of Texas. Chaparral (i) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted; (ii) is subject to the supervision of the Board of Governors of the Federal Reserve System (the "Fed"); and (iii) is a bank holding company registered with the Fed under the BHCA.

         (b) Delaware is a corporation duly organized, validly existing and in good standing under laws of the State of Delaware. Delaware (i) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted; (ii) is subject to the supervision of the Fed; and (iii) is a bank holding company registered with the Fed under the BHCA.

         (c) CCNB is a national banking association duly organized, validly existing and in good standing under laws of the United States. CCNB (i) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted; (ii) is subject to the supervision of the Federal Deposit Insurance Corporation ("FDIC") and the Office of the Comptroller of the Currency ("OCC"); and (iii) is an insured bank as defined in the Federal Deposit Insurance Act.

         (d) Chaparral has delivered to BOKF and BOKSub complete and correct copies, as of a date not more than 30 days prior to the date hereof, of (i) the Articles of Association or Incorporation and all amendments thereto, and (ii) the Bylaws and all amendments thereto, of each of Chaparral, Delaware and CCNB.

         Section 2.2.  Capital Structure.

         (a) The authorized capital stock of Chaparral consists of 5,000,000 shares of Common Stock, par value $1.00 per share and 5,000,000 shares of preferred stock, no par value per share. As of the date of this Agreement, 1,883,612 shares of Chaparral Common were outstanding (net of shares held by Chaparral in treasury) and such issued and outstanding shares of Chaparral Common are held of record by the shareholders in the amounts specified for each such shareholder in Schedule 2.2(a). Chaparral does not have any outstanding shares of preferred stock nor any commitment or obligation to repurchase, reacquire or redeem any of the outstanding Chaparral Common. As of the date of this Agreement, Chaparral had outstanding stock options granted, pursuant to the Chaparral Employee Stock Option Plan and the Stock Option Plan for Directors, representing the right to acquire an aggregate of 136,128 shares of Chaparral Common (the "Stock Options"). Schedule 2.2 (b) sets forth the name of each person that has been granted Stock Options, the number of shares that may be acquired as of the date of this Agreement by each such person and the exercise price of such Stock Options. The Chaparral Common is validly issued and outstanding, fully paid and non-assessable. Except for the Stock Options, there are no outstanding subscriptions, conversion privileges, calls, warrants, options, commitments or agreements of any character obligating Chaparral to issue, sell, or dispose of any shares of any of its capital stock.

         (b) The authorized capital stock of Delaware consists solely of 300 shares of common stock, par value $1.00 per share (the "Delaware Common Stock"). As of the date of this Agreement, 300 shares of Delaware Common Stock were issued and outstanding, and all of such outstanding shares are held of record by Chaparral. There are no outstanding subscriptions, conversion privileges, calls, warrants, option, commitments or agreements obligating Delaware to issue, sell, or dispose of any shares of any of its capital stock.

         (c) The authorized capital stock of CCNB consists of 15,000,000 shares of common stock, par value $1.00 per share (the "CCNB Common Stock"), and 10,000,000 shares of preferred stock, par value $1.00 per share. As of the date of this Agreement, 1,443,600 shares of CCNB Common Stock were issued and outstanding, all of which are held of record by Delaware. There are no outstanding shares of preferred stock, nor any subscriptions, conversion privileges, calls, warrants, options, commitments or agreements obligating CCNB to issue, sell, or dispose of any shares of any of its capital stock.

         Section 2.3. Authority. Subject to the approval of this Agreement by the shareholders of Chaparral as contemplated by Section 5.6 hereof, the execution and delivery of this Agreement and the consummation of the Merger contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Chaparral. Neither the execution and delivery of this Agreement nor the consummation of the Merger contemplated hereby nor compliance by Chaparral with any of the provisions hereof will (i) conflict with or result in a breach of any material provision of its Articles of Incorporation or Bylaws or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Chaparral is a party, or by which it or any of its properties or assets may be bound, except for such conflict, breach or default as to which requisite waivers or consents either shall have been obtained by Chaparral by the Effective Time or the obtaining of which shall have been waived by BOKF, or (ii) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Chaparral or any of its properties or assets. No other consent or approval by any governmental authority, other than compliance with applicable federal and state securities and banking laws and regulations of the Fed, is required in connection with the execution and delivery by Chaparral of this Agreement or the consummation by Chaparral of the Merger contemplated hereby.

         Section 2.4.  Financial Statements.

         (a) Chaparral has previously delivered or made available to BOKF complete copies of the (i) audited consolidated balance sheets of Chaparral, Delaware and CCNB as of December 31, 1997 and related consolidated income statements and statement of changes in shareholders' equity, together with the notes thereto; (ii) unaudited consolidated balance sheet of Chaparral, Delaware and CCNB as of December 31, 1998 and the related unaudited consolidated income statement for the twelve months then ended; and (iii) the Reports of Condition and Income of CCNB as filed with the OCC for each of the quarterly periods during 1998 (collectively the "Financial Statements").

         (b) The information set forth in the Financial Statements presents fairly the financial position of Chaparral, Delaware and CCNB as of the dates thereof and the results of their operations and the changes in their financial position for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis, except the interim statements are subject to normal year-end adjustments. Such Financial Statements do not, as of the dates thereof, include any material assets or omit to state any material liabilities, absolute or contingent, or include or omit other facts, the inclusion or omission of which renders such Financial Statements, in light of the circumstances under which they were made, misleading in any material respect; provided, however, the interim statements are subject to normal year-end adjustments.

         Section 2.5. Absence of Changes. Since December 31, 1998, there has not been any material adverse change in the condition (financial or otherwise) of the assets, liabilities, earnings or business of Chaparral, Delaware or CCNB. Since such date, the business of Chaparral, Delaware and CCNB has been conducted only in the ordinary course consistent with prior practices and such entities have not incurred any additional material liabilities (not already reflected in the Financial Statements) except: (i) those incurred in the ordinary course of business consistent with past practices without negligence or willful malfeasance, or (ii) expenses or liabilities incurred in connection with this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, since December 31, 1998, except as permitted by this Agreement, none of Chaparral, Delaware, or CCNB have paid any dividends, made any distributions of assets, made any material changes in compensation or benefits of any employee (other than by reason of promotion to increased responsibility), or entered into any contracts for services or materials except such contracts and materials which either: (i) may be terminated without penalty within 90 days or, (ii) provide for the payment or other consideration to be furnished by Chaparral, Delaware or CCNB in an amount of not more than $25,000, individually or $100,000 for all such contracts and materials. Notwithstanding the foregoing, any changes in banking laws, generally accepted accounting principles, prevailing interest rates or other developments which affect the entire banking industry generally shall not be deemed to have a material adverse effect in the financial condition, the results of operations or the business of Chaparral, Delaware or CCNB.

         Section 2.6.  Tax Matters.

         (a) Chaparral, Delaware and CCNB have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable laws to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid with respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. None of Chaparral, Delaware nor CCNB will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established. No payment of any amount to any employee of any of Chaparral, Delaware, or CCNB is an excess parachute payment within the meaning of Section 280G of the Code.

         (b) All federal, state and local income, franchise, bank, excise, real property, personal property and other tax returns filed by Chaparral, Delaware and CCNB are complete and accurate in all material respects. None of Chaparral, Delaware nor CCNB is delinquent in the payment of any tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. There are currently no agreements in effect with respect to Chaparral, Delaware or CCNB to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to any such return is pending or, to Chaparral's knowledge, threatened.

         Section 2.7. Property. Chaparral, Delaware and CCNB own all property reflected on the balance sheet dated December 31, 1998 included in the Financial Statements (except personal property sold or otherwise disposed of since December 31, 1998, in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except those reflected in the Financial Statements, liens for current taxes not yet due and payable and such encumbrances and imperfections of title, if any, as are not substantial in character or amount or do not otherwise materially impair business operations.

         Section 2.8. Legal Proceedings. There is no material legal, administrative, arbitration or other proceeding or governmental investigation pending or, to Chaparral's knowledge, threatened which might reasonably be expected to result in material money damages payable by Chaparral, Delaware or CCNB in excess of insurance coverage or in a permanent injunction against Chaparral, Delaware or CCNB. To Chaparral's knowledge, each of Chaparral, Delaware and CCNB have complied with, and are not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to their business. None of Chaparral, Delaware or CCNB is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, or decree, which materially and adversely affects, or might reasonably be expected materially and adversely to affect, the business operations, properties, assets or condition, financial or otherwise, of Chaparral, Delaware or CCNB.

         Section 2.9. Brokers and Finders. None of Chaparral, its subsidiaries or any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger contemplated herein.

         Section 2.10. Loan Portfolio. Except as to any breach that would not have a material adverse effect on the consolidated financial position of Chaparral, Delaware and CCNB, (i) all loans and discounts shown on the Financial Statements at December 31, 1998 or which were entered into after December 31, 1998, but before the Closing Date were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of CCNB, in accordance in all material respects with sound banking practices, and are not subject to any material known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be, in all material respects, enforceable, valid, true and genuine and what they purport to be; and (iii) Chaparral, Delaware and CCNB have complied and will prior to the Closing Date comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any such loan. Notwithstanding the foregoing, BOKF acknowledges and agrees that it has made its own determination as to the collectibility of the loan portfolio of Chaparral and CCNB.

     Section 2.11. Environmental. To Chaparral's knowledge, the ownership, location, construction, use and operation of all real property owned or leased by Chaparral or CCNB (fixed asset or OREO) is, and has at all times been, in material compliance with applicable Environmental Law, as hereinafter defined. Delaware does not own or lease any real property and has not since its incorporation. To Chaparral's knowledge, there are no pending or threatened, and there have been no administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law relating to the real property owned by Chaparral or CCNB. To Chaparral's knowledge, (i) no real property owned by Chaparral or CCNB has at any time been used by Chaparral or CCNB, or by any person, as a landfill or for the storage or disposal, or as a site of spilling, dumping, depositing or otherwise disposing of, any hazardous or toxic substances or waste; and (ii) no real property owned by Chaparral or CCNB is, or has been, an industrial site or landfill. For the purposes hereof, "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now in effect and in each case as amended and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the environment, health, safety or "hazardous materials," "hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," or words or terms of similar import (including under any Environmental Law), including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq., the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., the Safe Drinking Water Act, 42 U.S.C. 3808 et seq., the Texas Solid Waste Disposal Act, Tex. Health & Safety Code Ann. Ch. 361, the Texas Clean Air Act, Tex. Health & Safety Code Ann. Ch. 382, the Texas Water Code, Tex. Water Code Ann., and the Texas Hazardous Substances Spill Prevention and Control Act, Tex. Water Code Ann.

         Section 2.12. Zoning and Related Laws. To Chaparral's knowledge, all real property owned or leased by Chaparral or CCNB and the use thereof complies with all applicable laws, ordinances, regulations, orders or requirements, including without limitation, building, zoning and other laws, except as to any violations which would not have a material adverse affect on the financial condition of Chaparral or CCNB.

         Section 2.13. Compliance with Law. Chaparral, Delaware and CCNB have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance with all applicable laws and regulations except to the extent that the failure to so comply could not have a material adverse effect on Chaparral, Delaware or CCNB.

         Section 2.14. Agreements with Regulatory Agencies. None of Chaparral, Delaware nor CCNB is subject to any cease-and-desist or other order issued by, or a party to any written agreement or memorandum of understanding with or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each a "Regulatory Agreement") any regulatory agency that materially restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor have Chaparral, Delaware or CCNB been advised by any regulatory agency that it is considering issuing or requesting any Regulatory Agreement.

         Section 2.15. Employees. Except as set forth in Schedule 2.15 attached hereto, (i) none of the employees of Chaparral, Delaware, or CCNB is employed under any employment contract (oral or written) which will survive the Merger and (ii) none of Chaparral, Delaware, or CCNB have any employee benefit plans.

         Section 2.16. Contracts and Commitments. A list of all contracts and commitments, other than deposit, safe deposit, credit and lending transactions entered into in the ordinary course of CCNB's banking business, which are material to the business, operations, or financial condition of Chaparral, Delaware, or CCNB as of this date is set forth in Schedule 2.16. For the purpose of Schedule 2.16, materiality shall mean those contracts and commitments for which payment or other consideration to be furnished by Chaparral, Delaware, or CCNB is more than $25,000. Chaparral, Delaware, and CCNB have performed in all material respects and are performing all material contractual and other obligations required to be performed by them.


                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BOKF

         In order to induce Chaparral to enter into, execute, deliver and perform this Agreement, BOKF represents and warrants to Chaparral as follows:

         Section 3.1. Organization, Standing and Power. BOKF is a corporation duly organized, validly existing and in good standing under the State of Oklahoma. BOKF (i) has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and to own, lease and operate its properties and to carry on its business as now being conducted; and
(ii) is a bank holding company registered with the Fed under the BHCA.

         Section 3.2. Authority. The execution and delivery of this Agreement, the consummation of the Merger and payment of the Merger Consideration (including issuance and delivery of the BOKF Notes) and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of BOKF. This Agreement has been duly executed by BOKF and constitutes the valid and binding obligation of BOKF, enforceable in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity). Neither the execution and delivery of this Agreement nor the consummation of the Merger and payment of the Merger Consideration (including issuance and delivery of the BOKF Notes) and the other transactions contemplated hereby nor compliance by BOKF with any of the provisions hereof will (i) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which BOKF is a party, or by which it or any of its properties or assets may be bound except for such conflict, breach or default as to which requisite waivers or consents either shall have been obtained by BOKF by the Effective Time, or the obtaining of which shall have been waived by Chaparral, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BOKF or any of its properties or assets. No consent or approval by any governmental authority, other than compliance with applicable federal and state securities and banking laws and regulations of the Fed, is required in connection with the execution and delivery by BOKF of this Agreement or the consummation by BOKF of the Merger and payment of the Merger Consideration (including issuance and delivery of the BOKF Notes) and the other transactions contemplated hereby.

         Section  3.3.  Subsidiaries.   Each  of  BOKF's  subsidiaries  is  duly
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted.

         Section 3.4. Financial Information. The consolidated balance sheets of BOKF and its subsidiaries as of December 31, 1997 and related consolidated statements of income, changes in stockholders' equity and cash flows for the three years ended December 31, 1997, together with the notes thereto, included in BOKF's 10-K for the year ended 1997, as currently on file with the Securities and Exchange Commission ("SEC") and the unaudited consolidated balance sheet of BOKF and its subsidiaries as of September 30, 1998, and the related unaudited consolidated income statement and statements of changes in stockholders' equity and cash flows for the nine months then ended included in BOKF's Quarterly
Report on Form 10-Q for the quarter then ended, as currently on file with the SEC (together the "BOKF Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as disclosed therein) and fairly present the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of BOKF and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

         Section 3.5. Absence of Changes. Since September 30, 1998, there has not been any material adverse change in the financial condition, the results of operations or the business of BOKF and its subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the BOKF Financial Statements not misleading. Notwithstanding the foregoing, any changes in banking laws, generally accepted accounting principles, prevailing interest rates or other developments which affect the entire banking industry generally shall not be deemed to be a material adverse change in the financial condition, the results of operations or the business of BOKF and its subsidiaries taken as a whole.

         Section 3.6. Litigation. There is no litigation, claim or other proceeding pending or, to the knowledge of BOKF, threatened, against BOKF or any of its subsidiaries, of which the property of BOKF or any of its subsidiaries is or would be subject which if adversely determined would have a material adverse effect on the business of BOKF and its subsidiaries taken as a whole.

         Section 3.7. Reports. Since January 1, 1993 (in the case of subsidiaries of BOKF, the date of acquisition thereof by BOKF, if later) BOKF and each of its significant subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, (ii) the Fed, (iii) the OCC, (iv) the FDIC, (v) any applicably state securities or banking authorities, (vi) NASDAQ and (vii) any other governmental authority with jurisdiction over BOKF or any of its significant subsidiaries. As of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 3.8. Compliance With Law. BOKF and its significant subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance with all applicable laws and regulations, except to the extent that the failure to so comply would not have a material adverse effect on BOKF and its subsidiaries taken as a whole.

         Section 3.9. Regulatory Approvals. BOKF is not aware of any matter (including, but not limited to, compliance with capital adequacy guidelines adopted by the Fed, the Community Reinvestment Act, and FFIEC Interagency guidelines establishing year 2000 standards) that would delay or prevent BOKF from obtaining all requisite regulatory approvals necessary to consummate the Merger as set forth in this Agreement.

         Section 3.10. BOKF Notes. The BOKF Notes when issued and delivered pursuant to the terms of this Agreement, will constitute the valid and binding obligations of BOKF enforceable in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights.

         Section 3.11 Ability to Pay Merger Consideration. BOKF will have available to it as of the Closing Date, as a result of dividends or distributions from its subsidiaries or borrowings on its existing line of credit, sufficient cash to pay the Merger Consideration as set forth in Section
1.5 to the shareholders of Chaparral.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BOKSUB

         In order to induce Chaparral to enter into, execute, deliver and perform this Agreement, BOKSub represents and warrants to Chaparral as follows:

         Section 4.1. Organization, Standing and Power. BOKSub is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         Section 4.2. Authority. The execution and delivery of this Agreement and the consummation of the Merger contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of BOKSub. Neither the execution and delivery of this Agreement, the consummation of the Merger contemplated hereby nor the compliance by BOKSub with any of the provisions hereof will (i) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which BOKSub is a party, or by which it or any of its properties or assets may be bound except for such conflict, breach or default as to which requisite waivers or consents either shall have been obtained by BOKSub by the Effective Time, or the obtaining of which shall have been waived by BOKSub, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BOKSub or any of its properties or assets. No consent or approval by any governmental authority, other than those required by applicable federal and state securities and banking laws and regulations is required in connection with the execution and delivery by BOKSub of this Agreement.


                                    ARTICLE V
                              PRE-CLOSING COVENANTS

         Section 5.1.  Access to Records and Properties of Chaparral.

         (a)  Between  the  date  of this  Agreement  and  the  Effective  Time,
Chaparral agrees to give BOKF reasonable access to all of its and CCNB's premises, books, records (including tax returns filed and those in preparation), financial information and other information pertinent to its operations, including, without limitation, access to independent auditors with respect to the preparation of the financial statements and tax planning of Chaparral and CCNB; provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of Chaparral or CCNB. Chaparral will cooperate fully in permitting BOKF to make a full investigation of the business, properties, financial condition and investments of Chaparral and CCNB, in the preparation of all applications, reports and other documents necessary or advisable for the successful consummation of the Merger.

         (b) BOKF will treat and hold confidential any information concerning the business and affairs of Chaparral, Delaware or CCNB that is not generally available to the public ("Confidential Information") it receives from any of Chaparral, Delaware, CCNB, or their respective shareholders, officers, directors or agents, in the course of its review of Chaparral, Delaware or CCNB. BOKF will not use any of the Confidential Information except in connection with this Agreement. If this Agreement is terminated for any reason whatsoever, BOKF and BOKSub will promptly return to Chaparral, Delaware or CCNB, as the case may be, all tangible embodiments (and all copies) of the Confidential Information which are in its possession, and will not at any time use any Confidential Information for any business purpose or disclose it to any third party. Any information provided to BOKF by Chaparral, Delaware or CCNB shall not be deemed to be Confidential Information if: (i) it was in BOKF's lawful possession or within BOKF's knowledge at the time of disclosure; (ii) at the time of disclosure, it was in the public domain; (iii) after Chaparral's disclosure, it becomes, through no act or omission on BOKF's part, in the public domain; or (iv) it was lawfully and independently obtained by BOKF from a third party who was not under an obligation of confidentiality.

         Section 5.2. Operation of the Business of Chaparral. Chaparral agrees that from the date hereof to the Effective Time, except as contemplated by this Agreement or to the extent that BOKF shall otherwise consent (which consent shall not be unreasonably withheld),

         (a) Chaparral will operate its business substantially as presently operated and only in the ordinary course, and, consistent with such operation, it will use its reasonable best efforts to preserve intact its present business organization and its relationships with persons having business dealings with it.

         (b) Chaparral will maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty, maintain in full force and effect insurance comparable in amount and scope of coverage to that now maintained, perform all its obligations under contracts, leases and documents relating to or affecting its assets, properties and business, and fully comply with and perform all material obligations and duties imposed upon it by applicable laws and governmental rules, regulations and orders imposed by governmental authorities.

         (c) Except as expressly permitted by subsections (e), (f) and (g) below, Chaparral will not, other than in the ordinary course of business and consistent with Chaparral's or CCNB's prior practices, (i) grant any material salary increase to any officer or employee or enter into any new bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan or any new employment or consulting agreement; (ii) create or otherwise become liable with respect to any indebtedness for money borrowed or purchase money indebtedness; (iii) make or allow any amendment of its Articles of Association, Articles of Incorporation or Bylaws; (iv) issue or contract to issue any shares of Chaparral Common or securities exchangeable for or convertible into Chaparral Common, except in connection with the exercise of the Stock Options; (v) purchase any shares of Chaparral Common; (vi) enter into or assume any material contract or obligation;
(vii) incur a lien on any of its properties either real or personal; (viii) make any substantial renovation of any of its properties or enter into any lease or agreement involving any substantial obligation; or (ix) waive any right of substantial value.

         (d) From January 1, 1998, until the Closing Date, Chaparral will not pay total dividends exceeding the amount of earnings at Chaparral, on a consolidated basis, during such period, and Chaparral will not permit CCNB to pay any dividend that would cause CCNB to no longer be "well capitalized" under applicable federal capital adequacy guidelines.

         (e) Notwithstanding anything in this Agreement to the contrary, (i) the Stock Options may be exercised and Chaparral may issue Chaparral Common in connection therewith and otherwise perform its obligations thereunder; (ii) the Stock Option exercise dates may be extended in the discretion of Chaparral subject to the provisions of this Agreement respecting the exercise of such Stock Options in connection with the consummation of the Merger; and (iii) upon the exercise of the Stock Options, Chaparral may make bonus payments in an aggregate amount not to exceed $650,000 to option holders who have exercised Stock Options within a period of one year prior to the Closing Date.

         (f) Notwithstanding anything in this Agreement to the contrary, Chaparral may pay bonuses (in addition to any bonuses paid pursuant to Sections 5.2(e) and 5.2(g)) in amounts not to exceed $175,000 for 1998 and not to exceed $218,750 for 1999.

         (g) Notwithstanding anything in this Agreement to the contrary, Chaparral may commit to pay to certain key employees of Chaparral or CCNB (who do not enter into employment or noncompetition agreements) an aggregate amount of $32,500 in consideration of such employees entering into retention agreements whereby such employees would continue their employment with Chaparral or CCNB at least through the earlier of (i) June 30, 2000 or (ii) the date of the data processing conversion of CCNB to the data processing system used by Bank of Texas, National Association ("BOT").

         Section 5.3.  Regulatory Approvals and Cooperation.

         (a) BOKF and BOKSub shall  promptly,  but in no event later than twenty
(20)  days  after  the  date  of  this  Agreement,  file or  cause  to be  filed applications to fulfill all governmental, regulatory and other requirements (including, without limitation, obtaining the approval of the OCC, the FDIC, the Fed, SEC and/or any other governmental entity having jurisdiction over Chaparral, Delaware, CCNB or BOKF and pay all fees and expenses associated therewith) required by BOKF or BOKSub for the completion of the transaction contemplated by this Agreement; and promptly furnish Chaparral with copies of all such regulatory filings.

         (b) Chaparral shall take all action necessary and fully cooperate in good faith with BOKF and BOKSub to bring about the Merger contemplated by this Agreement as soon as practicable. Chaparral will give any notices to third parties, and Chaparral will use its best efforts to obtain any third party consents, that BOKF may reasonably request in connection with the consummation of the Merger.

         Section 5.4. Public Disclosure. None of BOKF, BOKSub, Chaparral, nor any representative of said parties, will make any public disclosure concerning this Agreement or the Merger contemplated herein without the mutual consent of each of the other parties hereto to the timing and content of the disclosure; provided, however, the parties hereto may make any disclosure (i) necessary to maintain compliance with applicable federal or state laws or regulations, (ii) required in connection with the making of any application necessary to effect the Merger, or (iii) as contemplated by Section 5.6.

     Section 5.6. Shareholder Approval. Chaparral, acting through its Board of Directors, shall, in accordance with applicable law:

         (a) Duly call, give notice of, convene and hold a meeting of its shareholders on a date mutually selected by BOKF and Chaparral (the "Shareholders's Meeting") for submission of this Agreement and the Merger for approval of such shareholders as required by the TBCA, and

         (b) Subject to its fiduciary duties to the shareholders of Chaparral, include in the Proxy Statement (as defined below) the recommendation of its Board of Directors that the shareholders of Chaparral vote in favor of the approval and adoption of the Agreement and the Merger and

         (c) Cause the Proxy Statement to be mailed to the shareholders of Chaparral as soon as practicable, and take such other action as is reasonably necessary to obtain approval of the Agreement and the Merger from its shareholders. The letter to shareholders, notice of meeting, proxy statement and form of proxy to be distributed to shareholders in connection with the Merger and the Merger Agreement shall be in form and substance reasonably satisfactory to BOKF and are collectively referred to herein as the "Proxy Statement."

         Section 5.7. No Solicitation. Prior to the Effective Time, unless this Agreement is sooner terminated, Chaparral shall not directly or indirectly (i) solicit or encourage inquiries or proposals with respect to the merger of Chaparral or the sale of any of the shares of Chaparral Common or other material asset(s) of Chaparral from any party other than BOKF, or (ii) merge with any party or sell any of the shares of Chaparral Common or material asset(s) of Chaparral to any party except as set forth in this Agreement.

         Section 5.8. Restrictions on Indebtedness. Chaparral agrees that from the date hereof to the Effective Time, except as contemplated by this Agreement, Chaparral shall not incur any indebtedness for borrowed money or incur any noncurrent indebtedness for the purchase price of any fixed or capital asset, or make any extension of credit or any loans to, guarantee the obligations of, or make any additional investments in, any other person, corporation or joint venture (whether an existing customer or a new customer) except:

         (a) Extensions of credit, loans and guarantees (i) less than $300,000 per transaction or (ii) less than $100,000 with existing customers having existing credit of $300,000 or more made by CCNB in the usual and ordinary course of its banking business, consistent with prior practices and policies, provided, however, that the consent of BOKF shall be deemed to have been given unless earlier given or denied in writing (i) with respect to any loan presented at a regularly scheduled meeting of CCNB's Executive Loan Committee, at the later of 3:00 p.m. on the business day of such meeting or the adjournment of such meeting, provided that all information provided to the members of CCNB's Executive Loan Committee with respect to such loan is delivered to BOKF at the same time it is delivered to such committee members, and (ii) with respect to all other loans, at the close of business on the next business day after BOKF's consent is requested and all information relating to the making, renewal or alteration of such loan is furnished to BOKF.

         (b) Legal investments by CCNB in the usual and ordinary course of its banking business consistent with prior practices and policies.

         (c) Borrowings from the Federal Home Loan Bank, the Federal Reserve Bank, deposit liabilities, and federal funds transactions by CCNB in the ordinary course of business consistent with past practices.

         Section 5.9 Audited Financial Statements. Within five (5) business days after receipt thereof from Chaparral's auditors, but in no event later than March 31, 1999, Chaparral shall furnish BOKF with audited financial statements of Chaparral as of December 31, 1998.


                                   ARTICLE VI
                     CONDITIONS OF MERGER - BOKF AND BOKSUB

         The   obligations  of  BOKF  and  BOKSub  to  close  the   transactions
contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived by BOKF and BOKSub.

         Section 6.1. Representations and Warranties. The representations and warranties of Chaparral set forth in Article II hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise provided or permitted by this Agreement, and BOKF shall have received a certificate, executed by the President of Chaparral to that effect.

         Section 6.2. Performance of Obligations of Chaparral. Chaparral shall have performed all obligations and agreements required to be performed by it under this Agreement in all material respects prior to or at the Closing.

         Section 6.3. Authorization of Merger. All action necessary to authorize the execution, delivery and performance of this Agreement by Chaparral and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Chaparral, and Chaparral shall have full power and right to merge on the terms provided herein. All action necessary to authorize and consummate the Merger contemplated hereby shall have been duly and validly taken by the shareholders of Chaparral and holders of not more than 10% of the Chaparral Common either (i) file with Chaparral prior to the Shareholders' Meeting a notice of their intent to exercise their right to dissent to the Merger or (ii) vote against the Merger at the Shareholders' Meeting.


                                   ARTICLE VII
                        CONDITIONS OF MERGER - CHAPARRAL

         The obligation of Chaparral to close the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, unless waived by Chaparral:

         Section 7.1. Representations and Warranties. The representations and warranties of BOKF and BOKSub set forth in Article III and Article IV hereof, respectively, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise provided or permitted by this Agreement, and Chaparral shall have received a certificate, executed by the Presidents of BOKF and BOKSub to that effect.

         Section 7.2. Performance of Obligations of BOKF. BOKF and BOKSub shall have performed all obligations and agreements required to be performed by it under this Agreement in all material respects prior to or at the Closing.

         Section 7.3. Authorization of Merger by BOKF and BOKSub. All action necessary to authorize the execution, delivery and performance of this Agreement by BOKF and BOKSub and the consummation of the Merger contemplated hereby shall have been duly and validly taken by the Boards of Directors and shareholders of BOKF and BOKSub, respectively, and BOKSub and Chaparral shall have full power and right to merge on the terms provided herein.

         Section 7.4. Authorization of Merger by Chaparral. All action necessary to authorize and consummate the Merger contemplated hereby shall have been duly and validly taken by the shareholders of Chaparral and holders of not more than one third of the Chaparral Common either (i) file with Chaparral prior to the Shareholders' Meeting a notice of their intent to exercise their right to dissent to the Merger or (ii) vote against the Merger at the Shareholders' Meeting.


                                  ARTICLE VIII
           CONDITIONS TO RESPECTIVE OBLIGATIONS OF BOKF AND CHAPARRAL

         The respective obligations of BOKF and Chaparral under this Agreement are, at their respective options, subject to the further condition that:

         Section 8.1. Governmental Approvals. The parties hereto shall have received approval of the Merger and issuance of the BOKF Notes as contemplated by this Agreement from all necessary governmental agencies and authorities, including, to the extent required, the Fed, the OCC, the FDIC and the SEC, and such approvals shall not have been contested by any Federal or state governmental authority nor by any other third party by formal proceeding, and none of such approvals or consents shall be subject to any terms or conditions that are unreasonable or unduly burdensome in the opinion of the party hereto which is obliged to discharge or comply with such term or condition, and all applicable regulatory waiting periods have expired. It is understood that if any contest as aforesaid is brought by formal proceedings, BOKF may, but shall not be obligated to, answer and defend such contest.

         Section 8.2. Documents. Each party hereto shall have received all documents required to be received from the other party on or prior to the Closing Date, including those set forth in Section 9.3 hereof, all in form and substance reasonably satisfactory to the receiving party.

                                   ARTICLE IX
                                     CLOSING

         Section 9.1. Closing. The closing (the "Closing") for the consummation of the transactions contemplated by this Agreement shall take place at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202 at 10:00 a.m. Central Time on the Closing Date described in Section 9.2, unless another date or place is agreed to in writing by the parties hereto.

         Section 9.2. Closing Date; Effective Time. The Closing shall take place on a date (the "Closing Date") mutually agreeable to BOKF and Chaparral, which date shall be within ten (10) days after the receipt of all necessary regulatory, corporate and other approvals and the expiration of any mandatory waiting periods, provided, however, that the Closing Date shall not occur prior to April 2, 1999 or later than July 2, 1999. Subject to the terms and conditions set forth herein, including receipt of all regulatory approvals, the Merger shall be effective upon the later of the filing of, or the date and time specified in, the Certificate of Merger relating to the Merger and filed with the Secretary of State of the State of Texas (the "Effective Time"), and the parties shall use their best efforts to cause the Effective Time to occur on the Closing Date.

         Section 9.3.  Closing Deliveries.

         (a)      At the Closing, Chaparral shall deliver to BOKF and BOKSub:

               (i) a certified copy of the Articles of Incorporation or Association of Chaparral, Delaware and CCNB;

                  (ii) a certificate, signed by an appropriate officer of Chaparral, acting solely in his capacity as an officer of Chaparral, stating that (A) each of the representations and warranties contained in Article II is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) all of the conditions set forth in Article VII have been satisfied or waived as provided therein;

                  (iii) a certified copy of the resolutions of Chaparral's Board of Directors and shareholders, as required for valid approval of the execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby;

                  (iv) good standing and existence certificates, dated a recent date, duly certifying the existence and good standing of Chaparral in Texas;

                  (v) executed employment agreements for Charles O. Rolfe, Jr., and John B. Whisenant, in substantially the form as attached hereto as Exhibit "C" and Exhibit "D", respectively;

                  (vi) an executed noncompetition agreement for Charles W. Eisemann in substantially the form as attached hereto as Exhibit "E"; and

                  (vii) an opinion of the accounting firm of Payne, Faulkner, Smith & Jones, P.C., or another accounting firm mutually agreed to by Chaparral and BOKF, in a form reasonably acceptable to BOKF, opining that no payment, of which such accounting firm has knowledge, to any employee of Chaparral, Delaware or CCNB is an excess parachute payment within the meaning of Section 280G of the Code.

         (b) At the Closing, BOKF shall deliver to Chaparral:

                    (i) certified copies of the Articles of Incorporation of BOKF and BOKSub;

                  (ii) a certificate signed by an appropriate officer of BOKF and BOKSub stating that (A) each of the representations and warranties contained in Article III and IV is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties have been made at Closing and (B) all of the conditions set forth in
Article VI have been satisfied;

                  (ii) a certified copy of the resolutions of BOKF's Board of Directors authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby;

                  (iii) a certified copy of the resolutions of BOKSub's Board of Directors and shareholder, as required for valid approval of the execution of this Agreement and the consummation of the transactions contemplated hereby; and

                  (iv) good standing and existence certificates, dated a recent date, duly certifying the existence and good standing of Chaparral in Texas;

                  (v) executed employment agreements for Charles O. Rolfe, Jr., and John B. Whisenant, in substantially the form as attached hereto as Exhibit "C" and Exhibit "D", respectively;

                  (vi) an executed noncompetition agreement for Charles W. Eisemann in substantially the form as attached hereto as Exhibit "E"; and

                  (vii) evidence of the approval of all regulatory authorities required for the consummation of the Merger and the transactions contemplated by this Agreement.


                                    ARTICLE X
                                   TERMINATION

     Section 10.1. Termination. This Agreement may be terminated at any time prior to the Effective Time by:

          (a) The mutual consent of the respective Boards of Directors of BOKF and Chaparral;

         (b) BOKF if the conditions set forth in Article VI hereof shall not have been met;

         (c) Chaparral if the conditions set forth in Article VII hereof shall not have been met;

         (d) BOKF if the conditions set forth in Article VIII hereof shall not have been met through no fault of, or reason attributable to, BOKF;

         (e) Chaparral if the conditions set forth in Article VIII hereof shall not have been met through no fault of, or reason attributable to, Chaparral, Delaware, or CCNB; or

         (f) Chaparral in the event the Closing has not occurred by July 2, 1999, or such other date as the parties hereto agree in writing.

         Any party desiring to terminate this Agreement pursuant to any of the foregoing provisions shall give notice of such termination to the other party in accordance with Section 12.2 hereof.

         Section 10.2. Effect of Termination. Without limiting any other relief to which either party hereto may be entitled for breach of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 10.1 hereof, no party to this Agreement shall have any further liability or obligation in respect of this Agreement; provided, however, that the confidentiality provisions of Section 5.1, above, shall survive termination. Any such termination that occurs as a result of a breach of a representation or warranty made in this Agreement that, at the time made, was not known to the party making such representation to be untrue, or any such termination that through no fault of any of the parties to this Agreement shall be without liability to any of the parties hereto, but if such termination results from the willful misrepresentation of a party or the wilful failure of a party to fulfill a condition to the performance of the obligation of the other party to this Agreement, such party shall be fully liable for any and all damages, costs and expenses (including reasonable attorney's fees) sustained or incurred by the other party or parties as a result of such failure or breach.

         Section 10.3. Waiver and Amendment. Any term or provision of this Agreement, except statutory requirements and requisite approvals of regulatory authorities, may be waived at any time by the party which is entitled to the benefits thereof and this Agreement may be amended or supplemented at any time by the mutual agreement of BOKF, BOKSub and Chaparral through action taken by their respective Boards of Directors.


                                   ARTICLE XI
                              ADDITIONAL COVENANTS

         Section 11.1. No Survival. None of the representations, covenants, warranties and agreements contained in this Agreement shall survive the Closing and the Effective Time except (i) in accordance with Section 11.2, and (ii) this Agreement shall continue and remain in full force and effect regarding the covenants of BOKF that by their terms are to be performed after the Effective Time (including without limitation the provisions in Section 1.5 concerning payment of the Merger Consideration and Sections 11.2, 11.3, 11.4 and 11.5) for the period of the applicable statute of limitations.

         Section 11.2. Escrow. At the Effective Time, BOKF shall establish an escrow account (the "Representation Escrow") with the Escrow Agent. The Representation Escrow shall be governed by an escrow agreement, the form of which is attached hereto as AExhibit "F" (the ARepresentation Escrow "Agreement"), which shall provide as follows:

         (a) At the Effective Time, BOKF shall deposit the principal amount of $400,000 into the Representation Escrow, which, together with (i) all interest earned thereon, but reduced by (ii) any Representation Escrow Allowed Claim (as hereafter defined) is referred to herein as the "Representation Escrow Funds."

         (b) The Representation Escrow Funds shall be invested in a certificate of deposit at CCNB maturing on March 31, 2000, at the rate and on the terms and conditions generally offered by CCNB for certificates of deposit of comparable size and duration, and upon maturity as necessary, in three-month certificates of deposit at CCNB at the rates and on terms and conditions generally offered by CCNB for certificates of comparable size and duration at each renewal date, provided that any penalty for early withdrawal of such funds will either be waived by CCNB or borne by BOKF.

         (c) The representations, warranties, covenants and agreements of Chaparral contained in this Agreement shall survive the Closing, and BOKF shall be indemnified and held harmless from any and all losses, to be decreased at a rate of thirty-five percent (35%) to account for all federal and state taxes, arising from any material breach by Chaparral of any such representations, warranties, covenants and agreements (collectively, "Losses"), provided that (i) written notice of such Losses must be given to Chaparral on or before March 31, 2000, (ii) the sole remedy available to BOKF for any Losses shall be limited solely to a claim against the Representation Escrow Funds, (iii) all payments, if any, to be made in respect of any Losses shall be made solely from the Representation Escrow Funds, (iv) the Chaparral shareholders shall have no obligations or liability for any such Losses except to the extent of the Representation Escrow Funds, and (v) no claim shall be made for any Losses unless and until the aggregate amount of all Losses exceeds $25,000.

         (d) In the event BOKF makes no claim for any Losses on or before March 31, 2000, the Representation Escrow Agreement shall terminate and the Escrow Agent shall, on or before April 15, 2000, distribute the Representation Escrow Funds on a pro rata basis to the holders of the Chaparral Common as of the Effective Time.

         (e) In the event BOKF makes a claim for any Losses on or before March 31, 2000, the Escrow Agent shall (i) on or before April 15, 2000, distribute on a pro rata basis to the holders of the Chaparral Common as of the Effective Time an amount equal to the Representation Escrow Funds less the amount of all Losses claimed by BOKF, and (ii) continue to hold and invest the remaining Representation Escrow Funds until such claim is resolved by (i) the mutual agreement of a majority of the Agents (as defined below) and BOKF, or (ii) a final adjudication determining the merits of the BOKF claim, at which time the Representation Escrow Agreement shall terminate, the Escrow Agent shall pay the claim of BOKF as mutually agreed or finally adjudicated (an "Representation Escrow Allowed Claim") and the Escrow Agent shall distribute any remaining Representation Escrow Funds on a pro rata basis to the holders of the Chaparral Common as of the Effective Time.

         (f) The rights of the holders of the Chaparral Common in the Representation Escrow and the Representation Escrow Funds shall not be assignable or transferable except by operation of law or by intestacy and will not be evidenced by any certificate or other interest.

         (g) The persons who are members of the Board of Directors of Chaparral immediately prior to the Closing shall collectively serve as agents, acting by a majority vote in the same manner as a board of directors acting under the TBCA, for the holders of the Chaparral Common as of the Effective Time and shall have full authority to act for and on behalf thereof in the administration of the provisions of this Section (the AAgents@). The actions of the Agents shall be deemed actions taken by them as members of the Board of Directors of Chaparral prior to the Closing.

         (h) BOKF shall pay the fees and costs of the Escrow Agent with respect to the Representation Escrow.

         Section 11.3.  Indemnification; Insurance.

         (a) From and after the Effective Time, BOKF (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of Chaparral and CCNB determined as of the Effective Time (the
"Indemnified Parties") against any costs or expenses (including reasonably attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil or criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time to the fullest extent to which such Indemnified Parties were entitled under the Articles of Incorporation, Certificate of Incorporation, Articles of Association and Bylaws of Chaparral, Delaware and CCNB.

         (b) Any Indemnified Party wishing to claim indemnification under this section, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent.

         (c) BOKF shall maintain its existing policy of directors and officers liability insurance (or comparable coverage) for a period of not less than three years after the Effective Time; which policy shall be amended, however, to include the directors and officers of Chaparral, Delaware and CCNB, and which shall be a "claims made" policy providing coverage for (among other things) acts or omissions occurring prior to the Effective Time.

         (d) In the event that BOKF or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this Agreement, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

         Section 11.4. BOT Director  Position.  As soon as practicable after the
Effective Time, BOKF shall cause (pursuant to a voting agreement with its controlling shareholder or otherwise) the Chairman of the Board of Chaparral to be elected as a member of the Board of Directors of BOT. BOKF shall continue to cause such person to be nominated and elected as a director of BOT for a period of two years after the Effective Time. If for any reason such person cannot or will not serve as a director of BOKF, BOKF and the board of directors of Chaparral shall mutually agree to designate another person who was on the Board of Directors of Chaparral as of the Effective Time to fill such position for such period of time.

         Section 11.5. Severance Plan. Prior to the Closing Date, CCNB will enter into a severance policy providing for the payment to any employee who is involuntarily dismissed within the first 180 days after the Closing Date, an amount equal to one week=s pay for each year of service or portion thereof by such employee, and BOKF will honor such policy after the Closing with respect to the employees of CCNB as of the Closing Date.

         Section 11.6. Employee Benefits. BOKF presently intends that, after the Merger, BOKF and Chaparral will not make additional contributions to the employee benefit plans of Chaparral. Each employee of Chaparral or any direct or indirect subsidiary of Chaparral who remains an employee of Chaparral or BOKF or any direct or indirect subsidiary of Chaparral or BOKF immediately after the Effective Time (the "Continuing Employees") will be entitled to participate in the employee benefit plans and programs maintained for employees of BOKF and its affiliates, in accordance with the respective terms of such plans and programs, and BOKF shall take all actions necessary or appropriate to facilitate coverage of the Continuing Employees in such plans and programs from and after the Closing Date, subject to the following:

         (a) Each Continuing Employee will be entitled to credit for prior service with Chaparral for all purposes under the employee welfare benefit plans and other employee benefit plans and programs (other than those described in subsection B. below and any stock option plans) sponsored by BOKF or its affiliates. Any preexisting condition exclusion applicable to such plans and programs shall be waived with respect to any Continuing Employee. For purposes of determining each Continuing Employee's benefit for the year in which the Merger occurs under the BOKF vacation program, any vacation taken by a Continuing Employee preceding the Closing Date for the year in which the Merger occurs will be deducted from the total BOKF vacation benefit available to such employee for such year. For purposes of determining the number of vacation days available with respect to each Continuing Employee for the year in which the Merger occurs, that the number of vacation days for such year shall be determined under Chaparral's vacation policies in effect as of January 1, 1999.

         (b) Each Continuing Employee shall be entitled to credit for past service with Chaparral or any of its direct or indirect subsidiaries for the purpose of satisfying any eligibility or vesting periods applicable to the BOKF employee pension benefit plans that are subject to Section 401(a) and 501(a) of the Code. Notwithstanding the foregoing, BOKF shall not grant any prior years of service credit to employees of Chaparral, with respect to any defined benefit plans sponsored (or contributed to) by BOKF; instead, Continuing Employees shall be treated as newly hired employees of BOKF as of the date following the Closing Date for purposes of determining eligibility, vesting and benefit accruals thereunder.


                                   ARTICLE XII
                                  MISCELLANEOUS

         Section 12.1. Entire Agreement. This Agreement contains the entire agreement among BOKF, BOKSub and Chaparral with respect to the Merger, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.

         Section 12.2. Notices. All notices or other communications that are required or permitted hereunder shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

         If to BOKF or BOKSub:

         BOK Financial Corporation
         P.O.  Box 2300
         Tulsa, OK 79192
         Attention: Mr. James A. White
         Telecopy No.:  (918) 588-6853

         and

         Bank of Texas, N.A.
         5956 Sherry Lane, Suite 1800
         Dallas, Texas 75225
         Attention: Mr. C. Fred Ball, Jr., President
         Telecopy No.: (214) 521-9072

         With a Copy To:

         Frederic Dorwart, Lawyers
         Old City Hall
         124 East Fourth Street
         Tulsa, OK  74103-5010
         Attention: Frederic Dorwart, Esq.
         Telecopy No.:  (918) 583-8251

         If to Chaparral:

         Chaparral Bancshares, Inc.
         333 West Campbell Road
         Richardson, Texas 75080
         Attention:  Mr. Charles W. Eisemann
         Telecopy No.:  (972) 234-8641

         With a Copy To:

         Jenkens & Gilchrist,
         a Professional Corporation
         1445 Ross Avenue, Suite 3200
         Dallas, Texas  75202-2799
         Attention: Charles E. Greef, Esq.
                       and Brian R. Marek, Esq.
         Telecopy:  (214) 855-4300

         Section 12.3. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof, including any facsimile copy thereof, shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 12.4. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

         Section 12.5. Venue. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS SHALL BE LITIGATED IN COURTS HAVING SITUS IN DALLAS, DALLAS COUNTY, TEXAS, AND EACH PARTY HERETO HEREBY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT IN ACCORDANCE WITH THIS SECTION.

         Section 12.6. Additional Documentation. As soon as practicable after the Effective Time, the parties hereto shall execute and file such documents and take such other actions as may be necessary or appropriate to effect the transactions contemplated by this Agreement.

         Section 12.7. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those to which it is held invalid and unenforceable, shall not be affected thereby and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         Section 12.8. Expenses. Each party shall bear and pay for all of its own costs and expenses incurred in connection with this Agreement or the Merger, including respective fees and expenses of financial consultants, accountants and counsel.

         Section 12.9. Exhibits. The exhibits and schedules attached to this agreement, together with all documents incorporated by reference therein, form an integral part of this Agreement and are hereby incorporated into this Agreement wherever reference is made to them to the same extent as if they were set out in full at the point in which the reference is made. Items disclosed on any Exhibit or Schedule to this Agreement shall be deemed to be disclosed on all Exhibits or Schedules hereto and the failure of Chaparral to list any item on one or more Exhibits or Schedules shall not give rise to a claim by BOKF or BOKSub.

         Section 12.10. Costs of Litigation. In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

FINIDAL:72777.  33131-00001
         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

BOK FINANCIAL CORPORATION

By:      /S/ James Ulrich
         James Ulrich, Senior Vice President



BOKF MERGER CORPORATION NUMBER NINE

By:      /s/ C.F. Ball
         C. Fred Ball, Jr., President


CHAPARRAL BANCSHARES, INC.


By:      /s/ Charles W. Eisemann
         Charles W. Eisemann, Chairman of the Board

                                                   Schedule 1.7

                                   CCFC Assets
                             as of February 16, 1999


     All loans on the books of CCNB  beginning  with the numbers  20001  through
20018,   81329   through  82352  and  118193,   818740  and  4001695,   totaling
approximately 660 loans.

Principal Balance:                  $4,793,834.07
Less unearned discount        (618,949.49)
         Book Value                 $3,965,688.58

         As of this date, the Book Value of the CCFC Assets is equivalent to the Tax Basis of such assets.

                                 Schedule 2.2(a)

                    Shareholder List - Available Upon Request

                                 Schedule 2.2(b)

                 List of Stock Options - Available Upon Request

                                  Schedule 2.15

                   Employment Contracts and Employee Benefits


         Employment Contracts. There are no existing employment contracts with the employees of Chaparral, Delaware, or CCNB. CCNB will enter into employment agreements with Charles O. Rolfe, Jr., and John B. Whisenant, in substantially the form as attached hereto as Exhibit "C" and Exhibit "D", respectively; pursuant to Section 9.3 of this Agreement.

       Employee Benefits. CCNB provides the following benefits to its employees:

Major Medical, Dental and Vision Insurance
Long-Term Disability Insurance
Accidental Death & Dismemberment Insurance
Life Insurance (up to two times salary, maximum of $200,000)
Vacation Benefits
Simplified Employee Pension Plan with Salary Reduction Option
Share Option Plan

                                  Schedule 2.16

                            Contracts and Commitments


         CCNB has entered into a construction contract with Pogue, Inc. for the construction of CCNB's branch in McKinney, Texas. The balance owing under the terms of such contract is $336,856. Draws are to be paid as work is completed.

         At the request of BOKF, CCNB is currently negotiating an Agreement for Information Technology Services with Electronic Data Systems Corporation ("EDS"), which agreement is expected to be executed and delivered prior to the Closing Date.

                                   EXHIBIT "A"

                                 PROMISSORY NOTE

Amount                          Dallas, Texas                               Date
$___________                                                    __________, 1999


         FOR VALUE RECEIVED, the undersigned, BOK Financial Corporation, an Oklahoma corporation ("Maker"), hereby promises to pay to the order of___________________________ ("Holder"), at the address of Holder set forth on the signature page hereof, or at such other address given to Maker by Holder, the principal sum of _____________________________ ($______________), together with interest, as hereinafter described.

         This Note has been executed and delivered in connection with that certain Agreement and Plan of Merger (the "Merger Agreement"), dated February 19, 1999, by and among Maker, BOKF Merger Corporation Number Nine, a Texas corporation, and Chaparral Bancshares, Inc., a Texas corporation, and represents all or a portion of the Merger Consideration (as defined in the Merger Agreement) due to Holder. This Note is an unsecured general obligation of Maker.

   Section 1.  Interest and Payment.

         (a) Prior to the occurrence of a default (hereinafter defined), interest shall be payable on the outstanding principal balance of this Note at a rate per annum equal to ____% [the Applicable Federal Rate as defined in the Internal Revenue Code as in effect on the Closing Date]. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate which this Note bears, subject to the provisions hereof limiting interest to the Maximum Lawful Rate (as herein defined).

         (b) The entire outstanding principal balance of this Note and all accrued but unpaid interest thereon shall be due and payable in full on January 2, 2000.

         (c) After the occurrence of a default, for so long as such default remains uncured or upon acceleration by Holder following a default, past due principal, and past due interest, to the extent permitted by law, shall bear interest at the lesser of (i) Maximum Lawful Rate or (ii) 18%.

         (d) Maker shall not be entitled to prepay this Note in full or in part prior to the maturity date hereof without the prior written consent of Holder.

         Section 2.  General Provisions.

         Whenever any payment shall be due under this Note on a day which is not a business day, the date on which such payment is due shall be extended to the next succeeding business day, and such extension of time shall be included in the computation of the amount of interest then payable.

                                                         4
FINIDAL:72935.1  33131-00001
         All principal, interest and other sums payable under this Note shall be paid, not later than two o'clock p.m. (Dallas, Texas time), on the day when due, in immediately available funds in lawful money of the United States of America. Any payment under this Note other than in the required amount and in good, unrestricted U.S. funds immediately available to the holder hereof shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the holder hereof in such funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collection bank or banks.

         All payments made as scheduled on this Note shall be applied, to the extent thereof, first to accrued but unpaid interest and the balance to unpaid principal.

         The occurrence of any one of the following shall be a default under this Note (a "default"):

         (a) Maker shall fail to pay when due any principal of or interest on this Note; or

         (b) Maker (1) (i) executes an assignment for the benefit of creditors, or takes any action in furtherance thereof; or (ii) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; or
(iii) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of any debtor relief law, or takes any action in furtherance thereof; or (iv) seeks the appointment of a receiver, trustee, custodian or liquidator of any significant portion of its property; or (v) becomes subject to any cease-and-desist or other order issued by, or a party to any written agreement or memorandum of understanding with, or is a recipient of any extraordinary supervisory letter from, any regulatory agency; or (2) suffers the filing of a petition, case, proceeding or other action against it as a debtor under any debtor relief law or seeking appointment of a receiver, trustee, custodian or liquidator of any significant portion of its other property; or (3) conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property that may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

         (c) There shall occur (i) a change in control of Maker, Chaparral Bancshares, Inc., or Canyon Creek National Bank; (ii) a sale of all or substantially all of the assets of any such entity; or (iii) the liquidation or dissolution of any such entity. For the purpose of this Note, a change of control shall be deemed to have occurred when and only when those persons and entities who are presently in control of Maker (within the meaning of Rule 405 of the Securities and Exchange Commission) become no longer in control of Maker (within the meaning of said Rule 405).

         Upon the occurrence of a default, the holder hereof shall have the right to declare the unpaid principal balance and accrued but unpaid interest on this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), and to exercise any rights, powers and remedies available to Holder under this Note, or at law or in equity.


         Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

         If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if any holder of this Note sues Maker in connection with this Note, then Maker agrees to pay to holder, all costs and expenses incurred by such prevailing party in any such suit or proceeding, including attorneys' fees.

         It is the intent of Holder and Maker to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between Holder or any other holder hereof and Maker are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the rate of interest taken, reserved, contracted for, charged or received under this Note or otherwise, exceed the maximum rate of interest permitted by applicable law (the "Maximum Lawful Rate"). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Lawful Rate, any such construction shall be subject to the provisions of this paragraph and such document shall be automatically reformed and the interest payable shall be automatically reduced to the Maximum Lawful Rate, without the necessity of execution of any amendment or new document. If the holder hereof shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Lawful Rate, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the indebtedness evidenced hereby in the inverse order of its maturity and not to the payment of interest, or refunded to Maker or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate the maturity of this Note does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the holder hereof does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law. As used in this paragraph, the term "applicable law" shall mean the laws of the State of Texas or the federal laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices of any kind.

         This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

         All of the covenants, stipulations, promises, and agreements contained in this Note by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not.

         THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY TEXAS LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

         Time shall be of the essence in this Note with respect to all of Maker's obligations hereunder.

     THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, Maker has duly executed this Note to be effective as of the day and year first above written.

                                     MAKER:


ADDRESS OF HOLDER:                          BOK FINANCIAL CORPORATION,
                                            an Oklahoma corporation
-------------------------

_________________________           By: _______________________________
                                        Name:
_________________________               Title:

                                   EXHIBIT "B"

                                ESCROW AGREEMENT


         This ESCROW AGREEMENT has been executed this ____ day of _______________, 1999, by and between BOK Financial Corporation ("BOKF"), Canyon Creek Financial Corporation ("CCFC"), and Bank of Texas Trust Company, National Association (the "Escrow Agent").

         BOKF has deposited in escrow with the Escrow Agent an amount equal to the Aggregate Tax Basis of the CCFC Assets pursuant to that certain Agreement and Plan of Merger dated as of February 19, 1999, among BOKF, BOKF Merger Corporation Number Nine, and Chaparral Bancshares, Inc. (the "Merger
Agreement"). The parties agree that this escrow shall be administered in accordance with Section 1.7 of the Merger Agreement, a true and correct copy of which is attached hereto and incorporated herein by this reference. BOKF and CCFC (as defined in Section 1.7 of the Merger Agreement) shall jointly provide all notices to the Escrow Agent required by Section 1.7 of the Merger Agreement to fulfil the terms and conditions of the Escrow Account, and the Escrow Agent shall act only pursuant to the joint written instructions of BOKF and CCFC.

         The  parties  to  this  Escrow   Agreement  agree  that  the  following
provisions shall control with respect to the rights duties, liabilities, privileges and immunities of the Escrow Agent.

         (a) The Escrow Agent is not a party to, and is not bound by, or charged with notice of, any agreement out of which this escrow may arise.

         (b) The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution thereof, or for the identity or authority of any person executing or depositing it. The Escrow Agent will not render investment advice with respect to the subject matter of this escrow.

         (c) In the event the Escrow Agent becomes involved in litigation in connection with this escrow, the undersigned jointly and severally agree to indemnify and save the Escrow Agent harmless from all loss, cost, damages, expenses and attorney's fees suffered or incurred by the Escrow Agent as a result thereof.

         (d) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be.

         (e) The Escrow Agent shall not be liable for anything that it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

         (f) The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

         (g) In the event of any disagreement between any of the parties to this agreement, or between them or either of any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the escrow, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

         Executed in Dallas, Texas this ___ day of __________, 1999.

BOK FINANCIAL CORPORATION


By: ________________________________
    Stanley A.  Lybarger, Chief Executive Officer


CANYON CREEK FINANCIAL CORPORATION


By: ________________________________
    Charles W. Eisemann, Chairman of the Board




BANK OF TEXAS TRUST COMPANY,
  NATIONAL ASSOCIATION


By: _______________________________
    Name:
    Title:

                                  EXHIBIT "C"


                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made, effective this ___ day of ______________, 1999, between Canyon Creek National Bank, a national banking association (the "Bank") and Charles O. Rolfe, Jr., an individual residing in Richardson, Texas (the "Executive").

         The Bank and Executive, in consideration of the promises and covenants set forth herein (the receipt and adequacy of which is hereby acknowledged) and intending to be legally bound hereby, agree as follows:

(1)     Purpose of This Agreement. The purpose of this agreement is as follows:

         (a) The Bank is a national banking association, engaged in the banking business in Dallas County, Texas.

         (b) The Executive is currently serving as President and Chief Executive Officer of the Bank. The Executive currently has no written agreement of employment with the Bank, but Executive is currently receiving salary compensation and other benefits from the Bank (collectively, the "Current Benefits"). BOK Financial Corporation ("BOKF") is a bank holding company. BOKF owns indirectly all of the issued and outstanding capital stock of Bank of Texas, National Association ("BOT") and BOKF Merger Corporation Number Nine, a Texas corporation.

         (c) Pursuant to an Agreement and Plan of Merger, dated as of February 19, 1999 (the "Merger Agreement"), among BOKF, Chaparral Bancshares, Inc. ("Chaparral"), and BOK Merger Corporation Number Nine, BOKF is acquiring indirect ownership of the Bank (the "Merger"). Upon and subject to consummation of the Merger, the Bank desires to retain the services of Executive, and Executive desires to continue to render services to the Bank. It is contemplated that in the near future, the Bank will be merged into BOT (the "Bank Merger").

         (d) The purpose of this Agreement is to set forth the terms and conditions (i) on which the Bank shall, subject to consummation of the Merger, employ Executive from and after consummation of the Merger and (ii) on which Executive agrees not to compete with the Bank.

(2) Employment. The Bank hereby employs Executive, and Executive hereby agrees to work for the Bank, on the following terms and conditions:



          (a) Until the Bank Merger, Executive shall serve as President and Chief Executive Officer of the Bank, subject to the direction of the Board of Directors of the Bank and of the Chief Executive Officer of BOT; provided, that, in the event of a conflict between the directions being given by the Board of Directors of the Bank and the Chief Executive Officer of BOT, Executive shall act in accordance with the directions of the Board of Directors of the Bank. After consummation of the Bank Merger, the Executive shall serve as President of Bank of Texas - Richardson (an unincorporated banking division of the Bank).

         (b) Executive shall devote all time and attention reasonably necessary to the affairs of the Bank and shall serve the Bank diligently, loyally, and to the best of his ability.

         (c) Executive shall serve in such other or additional positions as an officer and/or director of the Bank as Executive and the Board of Directors of the Bank may mutually agree or any affiliate of the Bank as Executive and the Chief Executive Officer of BOT may mutually agree; provided, however, Executive's residence and place of work shall remain in Dallas County or Collin County, Texas.

         (d) Notwithstanding anything herein to the contrary, Executive shall not be precluded from engaging in any charitable, civic, political or community activity or membership in any professional organization.

(3) Compensation. As the sole, full and complete compensation to Executive for the performance of all duties of Executive under this Agreement and for all services rendered by Executive to the Bank or to any affiliate of the Bank:

         (a) The Bank shall pay to Executive the sum of $150,000 per year payable in installments in arrears, less usual and customary payroll deductions for FICA, federal and state withholding, and the like, at the times and in the manner in effect in accordance with the usual and customary payroll policies generally in effect from time to time at the Bank ("Annual Salary").

         (b) The Bank shall pay and provide to Executive pension, thrift, medical insurance, disability insurance plan benefits, and other fringe benefits, generally in effect for senior executive employees of BOKF and its affiliates (the "Additional Benefits"). The pension benefits provided to BOKF employees are fully described in the official plan document. Executive shall be credited with his prior service at Chaparral and its affiliates in BOKF's 401k plan and in connection with the Additional Benefits, other than in connection with BOKF's pension plan.

         (c) The Bank may, from time to time in Bank's sole discretion consistent with the practices generally in effect for senior executive employees of BOKF and its affiliates, pay or provide, or agree to pay or provide, Executive a bonus, stock option, or other incentive or performance based compensation. All such bonus, stock option or other incentive or performance based compensation, regardless of its nature (hereinafter called "Performance Compensation") shall not constitute Annual Salary.

         (d) The Bank shall reimburse Executive for reasonable and necessary entertainment, travel and other expenses in accordance with BOKF's standard policies in general effect for senior executive employees of BOKF's affiliates (which includes dues for lunch clubs, but does not include reimbursement for country club memberships or dues).

         (e) The Executive shall be allowed vacation, holidays, and other employee benefits not described above in accordance with the Bank's standard policy in general effect for Bank's senior executive employees.

         (f) The Executive shall be considered for the award of options pursuant to BOKF's stock option plan on the same basis as other senior executives of BOKF and its affiliates.

         (g) Upon consummation of the Merger, the Bank shall transfer to Executive ownership of that certain 1997 Cadillac Sedan De Ville automobile currently being driven by Executive. In addition, it is understood and agreed that Executive owns a membership in the Canyon Creek Country Club, although the Bank currently pays the dues owing on such membership.

         (h) Executive hereby agrees to accept the foregoing compensation from and after the date of consummation of the Merger in lieu of all Current Benefits and as the sole, full and complete compensation to Executive for the performance of all duties of Executive under this Agreement and for all services rendered by Executive to the Bank or any affiliate of the Bank.

(4) Term of this Agreement. The term of this Agreement (the "Term") shall commence (the "Commencement") as of the commencement of the first pay-roll period immediately preceding the effective date of the Merger and shall terminate on the third anniversary date of the Commencement.

(5) Termination of This Agreement. Notwithstanding the provisions of paragraph 4 of this Agreement, this Agreement may be terminated on the following terms and conditions:

         (a) Termination by Bank for Cause. The Bank may terminate this Agreement for cause on the following terms and conditions:

                  (i) The Bank shall be deemed to have cause to terminate Executive's employment only in one of the following events:

                           (A) The Executive shall, after one prior written notice, willfully fail to substantially perform his obligations under this Agreement (it being understood that any such failure resulting from Executive's incapacity due to physical or mental illness shall not be deemed willful);

                           (B) Any intentional act which is intended by Executive to materially injure the Bank;

                           (C)      Any criminal act involving moral turpitude;

                           (D)      Any dishonest or fraudulent act; or,

                    (E) Any refusal to obey written orders or instructions of the Board of Directors of the Bank, after one prior written notice, unless such instructions would require Executive to commit an illegal act, could subject Executive to personal liability, would require Executive to violate the terms of this Agreement, or would otherwise be inconsistent with the duties of an officer of a national banking association.

               (ii) The  Bank  shall  be  deemed  to  have  cause  to  terminate
                    Executive's employment only when a majority of the members of the Board of Directors of the Bank finds that, in the good faith opinion of such majority, Executive committed any of the acts set forth in clauses (A) through (E) of the preceding subparagraph, such finding to have been made after at least ten (10) business days' notice to Executive and an opportunity for Executive, together with his counsel, to be heard before such majority. The determination of such majority, made as set forth above, shall be binding upon the Bank and Executive, absent bad faith or willful misconduct.

                    (iii)The effective date of a termination  for cause shall be the date of the action of such majority finding the termination was with cause. In the event the Bank terminates this Agreement for cause, (A) the Bank shall pay Executive Executive's then Annual Salary through, but not beyond, the effective date of the termination,
                         (B) Executive shall receive those benefits that are accrued through but not beyond the effective date of such termination which are thereafter payable under the terms and provisions of benefit plans then in effect in accordance with paragraph 3 above.

         (b) Termination By Executive. The Executive may, at any time after the first anniversary date of the consummation of the Merger, terminate this Agreement on the following terms and conditions:

                  (i) The Executive may give written notice of termination to the Bank. The termination shall be effective on the fifteenth (15th) business day following the notice of termination.

                  (ii) Upon termination by Executive, the Bank shall have no obligation to Executive under this Agreement beyond the effective date of the termination; provided, however, that Executive shall be entitled to receive any benefits, insured or otherwise, that Executive would otherwise be able to receive under any benefit plan of the Bank of which Executive is a beneficiary in accordance with paragraph 3.

         (c) Termination after Bank Merger. Either party to this Agreement may, at any time after the ninetieth (90th) day after the Bank Merger, terminate this Agreement on the following terms and conditions:

                  (i) The party terminating this Agreement shall give written notice of termination to the other party hereto. The termination shall be effective on the fifteenth (15th) business day following the notice of termination.

                  (ii) Upon termination pursuant to this paragraph 5(c), the obligations of the Executive pursuant to paragraph 8(a) and the Bank pursuant to paragraph 8(b) shall continue for the remaining period of non-competition set forth in paragraph 8(a).

(6) Death of Executive. In the event of Executive's death during the term of this Agreement, his estate, legal representatives, or named beneficiaries (as set forth in a writing by Executive delivered to the Bank prior to death) (i) shall be paid Executive's Annual Salary and Additional Benefits for a period equal to the lesser of the remaining term of this agreement or six (6) months following the date of Executive's death and (ii) shall receive those benefits which are accrued through the date six (6) months after the date of Executive's death and which are thereafter payable under the terms and provisions of the benefit plans then in effect in accordance with paragraph 3 above.

(7) Provisions Respecting Illness. In the event Executive is unable to perform his duties under this Agreement on a full-time basis for a period of six (6) consecutive months by reason of illness or other physical or mental disability, and at or before the end of such period, Executive does not return to work on a full-time basis, the Bank may terminate this Agreement without further or additional compensation being due Executive from the Bank except annual salary and benefits accrued through the date of such termination under benefit plans then in effect in accordance with paragraph 3 above.

(8) Agreement Not to Compete. The provisions of this paragraph 8 are hereafter called the "Non-Competition Agreement".

     (a) Executive agrees that for a period of 3 years after the commencement of this Agreement, Executive shall not directly or indirectly (whether as an officer, director, employee, partner, 5% stockholder or agent)
          (i) engage in the banking business generally or in any business in which the Bank has, as of the date of such termination engaged, in Dallas County or Collin County, Texas, or (ii) solicit the banking business of any clients of Bank or Bank's affiliates or solicit employees of Bank or Bank's affiliates to seek employment with any person or entity engaged in the financial services business except the Bank and its affiliates, whether, in either case, such solicitation is made within or without the area described in this paragraph 8, except that this Non-Competition Agreement shall not be binding on Executive if the Bank shall have breached its obligations under this Agreement.

     (b) Except in the event of the termination of Executive's employment with the Bank pursuant to the provisions of paragraph 5(a) or paragraph 5(b) of this Agreement, the Bank shall pay Executive during such period of non-competition (i) 100% of his Annual Salary at the time of termination, for each full calendar month payable on the first day of each calendar month commencing with the first calendar month of the period of non-competition and (ii) the Bank shall continue in effect, and provide to Executive, the same or similar medical insurance and disability insurance as provided to Executive immediately prior to such termination.

     (c) Executive agrees that (i) this Non-Competition Agreement is entered into in connection with the sale to BOKF of the goodwill of the business of the Bank, (ii) Executive is receiving valuable consideration in the Merger for this Non-Competition Agreement, (iii) the restrictions imposed upon Executive by this Non-Competition Agreement are essential and necessary to ensure BOKF acquires the goodwill of the Bank, and (iv) all the restrictions (including particularly the time and geographical limitations) set forth in this Non-Competition Agreement are fair and reasonable.

     (d) Executive agrees that any remedy at law for any breach of this Non-Competition Agreement would be inadequate and, in the event of any such breach, the Bank shall be entitled to both immediate and permanent injunctive relief without the necessity of posting any bond therefor to preclude any such breach (in addition to any remedies of law which the Bank may be entitled).

(9) Miscellaneous Provisions. The following miscellaneous provisions shall apply to this Agreement:

     (a) All notices or advices required or permitted to be given by or pursuant to this Agreement, shall be given in writing. All such notices and advices shall be (i) delivered personally, (ii) delivered by facsimile or delivered by U.S. Registered or Certified Mail, Return Receipt Requested mail, or (iii) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given (i) the first business day following the date of delivery if delivered personally or by facsimile, (ii) on the third business day following the date of mailing if mailed by U.S. Registered or Certified Mail, Return Receipt Requested, or (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Agreement shall be given as follows:

                  If to the Bank:

                                    BOK Financial Corporation
                                    P.O. Box 2300
                                    Tulsa, OK 74192
                                    Attention: Stanley A. Lybarger
                                    Telecopy No.: (918) 588-6888

                                    and

                                    Canyon Creek National Bank
                                    333 West Campbell Road
                                    Richardson, Texas 75080
                                    Attention:  Chairman of the Board
                                    Telecopy No.:  (972) 234-8641

                                    With a Copy to:

                                    Bank of Texas, N. A.
                                    5956 Sherry Lane, Suite 1800
                                    Dallas, Texas   75225
                   Attention: Mr. C. Fred Ball, Jr., President
                          Telecopy No.: (214) 521-9072

                                    and

                                    Frederic Dorwart
                                    Old City Hall
                                    124 East Fourth Street
                                    Tulsa, OK 74103-5010
                                    Telecopy No.: (918) 583-8251

                  If to Executive:

                                    Mr. Charles O. Rolfe, Jr.
                                    ================================
                                    --------------------------------
                                    Telecopy No.: ___________________

                  or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

         (b) This Agreement is made and executed in Dallas County, Texas, and all actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to or from this Agreement, shall be litigated in courts having situs in Dallas County, Texas.

         (c)      This Agreement  shall be subject to, and interpreted by and in
                  accordance   with,  the  laws   (excluding   conflict  of  law
                  provisions) of the State of Texas.

         (d)      This  Agreement  is  the  entire   Agreement  of  the  parties
                  respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof, except as stated in this Agreement.

         (e) This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the parties hereto.

         (f) This Agreement shall not be interpreted strictly for or against any party, but solely in accordance with the fair meaning of the provisions hereof to effectuate the purposes and interest of this Agreement.

         (g) Each party hereto has entered into this Agreement based solely upon the agreements, representations and warranties expressly set forth herein and upon his own knowledge and investigation. Neither party has relied upon any representation or warranty of any other party hereto except any such representations or warranties as are expressly set forth herein.

         (h) Each of the persons signing below on behalf of a party hereto represents and warrants that he or she has full requisite power and authority to execute and deliver this Agreement on behalf of the parties for whom he or she is signing and to bind such party to the terms and conditions of this Agreement.

         (i) This Agreement may be executed in counterparts, each of which shall be deemed an original. This Agreement shall become effective only when all of the parties hereto shall have executed the original or counterpart hereof. This Agreement may be executed and delivered by a facsimile transmission of a counterpart signature page hereof.

         (j) In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

         (k) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. The Bank agrees that if it merges, consolidates or combines with any other business entity, it shall cause the succeeding or continuing corporation or business entity to expressly assume and confirm in writing the obligations of the Bank under this Agreement.

         (l) This is not a third party beneficiary contract, except BOKF (including each affiliate thereof) shall be a third party beneficiary of this Agreement. No person or entity other than a party signing this Agreement and those designated as a third party beneficiary herein shall have any rights under this Agreement.

         (m) This Agreement may be amended or modified only in a writing which specifically references this Agreement.

         (n) A party to this Agreement may decide or fail to require full or timely performance of any obligation arising under this Agreement. The decision or failure of a party hereto to require full or timely performance of any obligation arising under this Agreement (whether on a single occasion or on multiple occasions) shall not be deemed a waiver of any such obligation. No such decisions or failures shall give rise to any claim of estoppel, laches, course of dealing, amendment of this Agreement by course of dealing, or other defense of any nature to any obligation arising hereunder.

         (o) In the event any provision of this Agreement, or the application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, or unenforceable to any extent for any reason, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

         Dated and effective the date first set forth above.

                                                      CANYON CREEK NATIONAL BANK


                                                      By: _____________________
                                                          Charles W. Eisemann,
                                                          Chairman of the Board

                                                          ______________________
                                                          Charles O. Rolfe, Jr.

                                  EXHIBIT "D"
                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made, effective this ___ day of ______________, 1999, between Canyon Creek National Bank, a national banking association (the "Bank") and John B. Whisenant, an individual residing in McKinney, Texas (the "Executive").

         The Bank and Executive, in consideration of the promises and covenants set forth herein (the receipt and adequacy of which is hereby acknowledged) and intending to be legally bound hereby, agree as follows:

(1)    Purpose of This Agreement.  The purpose of this agreement is as follows:

         (a) The Bank is a national banking association, engaged in the banking business in Dallas County, Texas.

         (b) The Executive is currently serving as President of the McKinney Branch of the Bank. The Executive currently has no written agreement of employment with the Bank, but Executive is currently receiving salary compensation and other benefits from the Bank (collectively, the "Current Benefits"). BOK Financial Corporation ("BOKF") is a bank holding company. BOKF owns indirectly all of the issued and outstanding capital stock of Bank of Texas, National Association ("BOT") and BOKF Merger Corporation Number Nine, a Texas corporation.

         (c) Pursuant to an Agreement and Plan of Merger, dated as of February 19, 1999 (the "Merger Agreement"), among BOKF, Chaparral Bancshares, Inc. ("Chaparral"), and BOK Merger Corporation Number Nine, BOKF is acquiring indirect ownership of the Bank (the "Merger"). Upon and subject to consummation of the Merger, the Bank desires to retain the services of Executive, and Executive desires to continue to render services to the Bank. It is contemplated that in the near future, the Bank will be merged into BOT (the "Bank Merger").

         (d) The purpose of this Agreement is to set forth the terms and conditions (i) on which the Bank shall, subject to consummation of the Merger, employ Executive from and after consummation of the Merger and (ii) on which Executive agrees not to compete with the Bank.

(2) Employment. The Bank hereby employs Executive, and Executive hereby agrees to work for the Bank, on the following terms and conditions:

          (a) Until the Bank Merger, Executive shall serve as President of the McKinney Branch of the Bank, subject to the direction of the Board of Directors of the Bank and of the Chief Executive Officer of BOT; provided, that, in the event of a conflict between the directions being given by the Board of Directors of the Bank and the Chief Executive Officer of BOT, Executive shall act in accordance with the directions of the Board of Directors of the Bank. After consummation of the Bank Merger, the Executive shall serve as President of Bank of Texas - McKinney (an unincorporated banking division of the Bank).

         (b) Executive shall devote all time and attention reasonably necessary to the affairs of the Bank and shall serve the Bank diligently, loyally, and to the best of his ability.

         (c) Executive shall serve in such other or additional positions as an officer and/or director of the Bank as Executive and the Board of Directors of the Bank may mutually agree or any affiliate of the Bank as Executive and the Chief Executive Officer of BOT may mutually agree; provided, however, Executive's residence and place of work shall remain in Collin County, Texas.

         (d) Notwithstanding anything herein to the contrary, Executive shall not be precluded from engaging in any charitable, civic, political or community activity or membership in any professional organization.

(3) Compensation. As the sole, full and complete compensation to Executive for the performance of all duties of Executive under this Agreement and for all services rendered by Executive to the Bank or to any affiliate of the Bank:

         (a) The Bank shall pay to Executive the sum of $120,000 per year payable in installments in arrears, less usual and customary payroll deductions for FICA, federal and state withholding, and the like, at the times and in the manner in effect in accordance with the usual and customary payroll policies generally in effect from time to time at the Bank ("Annual Salary").

          (b) The Bank shall pay and provide to Executive pension, thrift, medical insurance, disability insurance plan benefits, and other fringe benefits, generally in effect for senior executive employees of BOKF and its affiliates (the "Additional Benefits"). The pension benefits provided to BOKF employees are fully described in the official plan document. Executive shall be credited with his prior service at Chaparral and its affiliates in BOKF's 401k plan and in connection with the Additional Benefits, other than in connection with BOKF's pension plan.

         (c) The Bank may, from time to time in Bank's sole discretion consistent with the practices generally in effect for senior executive employees of BOKF and its affiliates, pay or provide, or agree to pay or provide, Executive a bonus, stock option, or other incentive or performance based compensation. All such bonus, stock option or other incentive or performance based compensation, regardless of its nature (hereinafter called "Performance Compensation") shall not constitute Annual Salary.

         (d) The Bank shall reimburse Executive for reasonable and necessary entertainment, travel and other expenses in accordance with BOKF's standard policies in general effect for senior executive employees of BOKF's affiliates (which includes dues for lunch clubs, but does not include reimbursement for country club memberships or dues).

         (e) The Executive shall be allowed vacation, holidays, and other employee benefits not described above in accordance with the Bank's standard policy in general effect for Bank's senior executive employees.

         (f) The Executive shall be considered for the award of options pursuant to BOKF's stock option plan on the same basis as other senior executives of BOKF and its affiliates.

         (g) Executive hereby agrees to accept the foregoing compensation from and after the date of consummation of the Merger in lieu of all Current Benefits and as the sole, full and complete compensation to Executive for the performance of all duties of Executive under this Agreement and for all services rendered by Executive to the Bank or any affiliate of the Bank.

(4) Term of this Agreement. The term of this Agreement (the "Term") shall commence (the "Commencement") as of the commencement of the first pay-roll period immediately preceding the effective date of the Merger and shall terminate on the second anniversary date of the Commencement.

(5) Termination of This Agreement. Notwithstanding the provisions of paragraph 4 of this Agreement, this Agreement may be terminated on the following terms and conditions:

     (a) Termination by Bank for Cause. The Bank may terminate this Agreement for cause on the following terms and conditions:

          (i) The Bank shall be deemed to have cause to terminate Executive's employment only in one of the following events:

               (A) The Executive shall, after one prior written notice, willfully fail to substantially perform his obligations under this Agreement (it being understood that any such failure resulting from Executive's incapacity due to physical or mental illness shall not be deemed willful);

               (B) Any intentional act which is intended by Executive to materially injure the Bank;

               (C)  Any criminal act involving moral turpitude;

               (D)  Any dishonest or fraudulent act; or,

               (E) Any refusal to obey written orders or instructions of the Board of Directors of the Bank, after one prior written notice, unless such instructions would require Executive to commit an illegal act, could subject Executive to personal liability, would require Executive to violate the terms of this Agreement, or would otherwise be inconsistent with the duties of an officer of a national banking association.

                    (ii) The Bank  shall be  deemed to have  cause to  terminate
                         Executive's employment only when a majority of the members of the Board of Directors of the Bank finds that, in the good faith opinion of such majority, Executive committed any of the acts set forth in clauses (A) through (E) of the preceding subparagraph, such finding to have been made after at least ten (10) business days' notice to Executive and an opportunity for Executive, together with his counsel, to be heard before such majority. The determination of such majority, made as set forth above, shall be binding upon the Bank and Executive, absent bad faith or willful misconduct.

                    (iii)The effective date of a termination  for cause shall be the date of the action of such majority finding the termination was with cause. In the event the Bank terminates this Agreement for cause, (A) the Bank shall pay Executive Executive's then Annual Salary through, but not beyond, the effective date of the termination,
                         (B) Executive shall receive those benefits that are accrued through but not beyond the effective date of such termination which are thereafter payable under the terms and provisions of benefit plans then in effect in accordance with paragraph 3 above.

     (b) Termination By Executive. The Executive may, at anytime after the first anniversary date of the consummation of the Merger, terminate this Agreement on the following terms and conditions:

          (i) The Executive may give written notice of termination to the Bank. The termination shall be effective on the fifteenth (15th) business day following the notice of termination.

          (ii) Upon termination by Executive, the Executive shall be entitled to receive any benefits, insured or otherwise, that Executive would otherwise be able to receive under any benefit plan of the Bank of which Executive is a beneficiary in accordance with paragraph 3.

(6) Death of Executive. In the event of Executive's death during the term of this Agreement, his estate, legal representatives, or named beneficiaries (as set forth in a writing by Executive delivered to the Bank prior to death) (i) shall be paid Executive's Annual Salary and Additional Benefits for a period equal to the lesser of the remaining term of this agreement or six (6) months following the date of Executive's death and (ii) shall receive those benefits which are accrued through the date six (6) months after the date of Executive's death and which are thereafter payable under the terms and provisions of the benefit plans then in effect in accordance with paragraph 3 above.

(7) Provisions Respecting Illness. In the event Executive is unable to perform his duties under this Agreement on a full-time basis for a period of six (6) consecutive months by reason of illness or other physical or mental disability, and at or before the end of such period, Executive does not return to work on a full-time basis, the Bank may terminate this Agreement without further or additional compensation being due Executive from the Bank except annual salary and benefits accrued through the date of such termination under benefit plans then in effect in accordance with paragraph 3 above.

(8) Agreement Not to Compete. The provisions of this paragraph 8 are hereafter called the "Non-Competition Agreement".

     (a) Executive agrees that for a period of 12 months after the termination of Executive's employment with Bank, for whatever reason such employment may cease and whether for cause or without cause, Executive shall not directly or indirectly (whether as an officer, director, employee, partner, 5% stockholder or agent) (i) engage in the banking business generally or in any business in which the Bank has, as of the date of such termination engaged, in Collin County, Texas, or (ii) solicit the banking business of any clients of Bank or Bank's affiliates or solicit employees of Bank or Bank's affiliates to seek employment with any person or entity engaged in the financial services business except the Bank and its affiliates, whether, in either case, such solicitation is made within or without the area described in this paragraph 8, except that this Non-Competition Agreement shall not be binding on Executive if the Bank shall have breached its obligations under this Agreement.

     (b) The Bank shall pay Executive during such period of non-competition (i) 50% of his Annual Salary at the time of termination, for each full calendar month payable on the first day of each calendar month commencing with the first calendar month of the period of non-competition and (ii) the Bank shall continue in effect, and provide to Executive, the same or similar medical insurance and disability insurance as provided to Executive immediately prior to such termination.

     (c) Executive agrees that (i) this Non-Competition Agreement is entered into in connection with the sale to BOKF of the goodwill of the business of the Bank, (ii) Executive is receiving valuable consideration in the Merger for this Non-Competition Agreement, (iii) the restrictions imposed upon Executive by this Non-Competition Agreement are essential and necessary to ensure BOKF acquires the goodwill of the Bank, and (iv) all the restrictions (including particularly the time and geographical limitations) set forth in this Non-Competition Agreement are fair and reasonable.

     (d) Executive agrees that any remedy at law for any breach of this Non-Competition Agreement would be inadequate and, in the event of any such breach, the Bank shall be entitled to both immediate and permanent injunctive relief without the necessity of posting any bond therefor to preclude any such breach (in addition to any remedies of law which the Bank may be entitled).

(9) Miscellaneous Provisions. The following miscellaneous provisions shall apply to this Agreement:

     (a) All notices or advices required or permitted to be given by or pursuant to this Agreement, shall be given in writing. All such notices and advices shall be (i) delivered personally, (ii) delivered by facsimile or delivered by U.S. Registered or Certified Mail, Return Receipt Requested mail, or (iii) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given (i) the first business day following the date of delivery if delivered personally or by facsimile, (ii) on the third business day following the date of mailing if mailed by U.S. Registered or Certified Mail, Return Receipt Requested, or (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Agreement shall be given as follows:

                  If to the Bank:

                                    BOK Financial Corporation
                                    P.O. Box 2300
                                    Tulsa, OK 74192
                                    Attention: Stanley A. Lybarger
                                    Telecopy No.: (918) 588-6888

                                    and

                                    Canyon Creek National Bank
                                    333 West Campbell Road
                                    Richardson, Texas 75080
                                    Attention:  Chairman of the Board
                                    Telecopy No.:  (972) 234-8641

                                    With a Copy to:

                                    Bank of Texas, N.A.
                                    5956 Sherry Lane, Suite 1800
                                    Dallas, Texas   75225
                   Attention: Mr. C. Fred Ball, Jr., President
                          Telecopy No.: (214) 521-9072

                                    and

                                    Frederic Dorwart
                                    Old City Hall
                                    124 East Fourth Street
                                    Tulsa, OK 74103-5010
                                    Telecopy No.: (918) 583-8251

                  If to Executive:

                                    John B. Whisenant
                                    --------------------------------
                                    --------------------------------
                                    Telecopy No.: ___________________

                  or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

         (b) This Agreement is made and executed in Dallas County, Texas, and all actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to or from this Agreement, shall be litigated in courts having situs in Dallas County, Texas.

         (c)      This Agreement  shall be subject to, and interpreted by and in
                  accordance   with,  the  laws   (excluding   conflict  of  law
                  provisions) of the State of Texas.

         (d)      This  Agreement  is  the  entire   Agreement  of  the  parties
                  respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof, except as stated in this Agreement.

         (e) This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the parties hereto.

         (f) This Agreement shall not be interpreted strictly for or against any party, but solely in accordance with the fair meaning of the provisions hereof to effectuate the purposes and interest of this Agreement.

         (g) Each party hereto has entered into this Agreement based solely upon the agreements, representations and warranties expressly set forth herein and upon his own knowledge and investigation. Neither party has relied upon any representation or warranty of any other party hereto except any such representations or warranties as are expressly set forth herein.

         (h) Each of the persons signing below on behalf of a party hereto represents and warrants that he or she has full requisite power and authority to execute and deliver this Agreement on behalf of the parties for whom he or she is signing and to bind such party to the terms and conditions of this Agreement.

         (i) This Agreement may be executed in counterparts, each of which shall be deemed an original. This Agreement shall become effective only when all of the parties hereto shall have executed the original or counterpart hereof. This Agreement may be executed and delivered by a facsimile transmission of a counterpart signature page hereof.

         (j) In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

         (k) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. The Bank agrees that if it merges, consolidates or combines with any other business entity, it shall cause the succeeding or continuing corporation or business entity to expressly assume and confirm in writing the obligations of the Bank under this Agreement.

         (l) This is not a third party beneficiary contract, except BOKF (including each affiliate thereof) shall be a third party beneficiary of this Agreement. No person or entity other than a party signing this Agreement and those designated as a third party beneficiary herein shall have any rights under this Agreement.

         (m) This Agreement may be amended or modified only in a writing which specifically references this Agreement.

         (n) A party to this Agreement may decide or fail to require full or timely performance of any obligation arising under this Agreement. The decision or failure of a party hereto to require full or timely performance of any obligation arising under this Agreement (whether on a single occasion or on multiple occasions) shall not be deemed a waiver of any such obligation. No such decisions or failures shall give rise to any claim of estoppel, laches, course of dealing, amendment of this Agreement by course of dealing, or other defense of any nature to any obligation arising hereunder.

         (o) In the event any provision of this Agreement, or the application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, or unenforceable to any extent for any reason, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

         Dated and effective the date first set forth above.

                                                CANYON CREEK NATIONAL BANK


                                                 By: __________________________
                                                     Charles W. Eisemann,
                                                     Chairman of the Board



                                                     __________________________
                                                     John B. Whisenant

                                  EXHIBIT "E"

                            NONCOMPETITION AGREEMENT

         This Noncompetition Agreement (the "Agreement") is made and entered into as of the ______ day of ___________, 1999, by and between Canyon Creek National Bank, a national banking association (the "Bank") and Charles W. Eisemann, an individual resident of the State of Texas ("Eisemann").

                                    RECITALS

         WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of February 19, 1999 (the "Merger Agreement"), among BOK Financial Corporation ("BOKF"), Chaparral Bancshares, Inc., and BOK Merger Corporation Number Nine, BOKF is acquiring indirect ownership of the Bank (the "Merger"); and

         WHEREAS,   in  connection  with   consummation   of  the   transactions
contemplated by the Merger Agreement, the Bank and Eisemann have agreed to enter into this Noncompetition Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and intending to be legally bound hereby, the Bank and Eisemann agree as follows:

         1.       Noncompete Covenants.

                  (a) Eisemann agrees that for a period of 24 months after the date of consummation of the Merger, Eisemann shall not directly or indirectly (whether as an officer, director, employee, partner, 5% stockholder or agent)
(i) engage in the banking business generally or in any business in which the Bank has, as of the date of the Merger engaged, in Dallas County, Texas, or (ii) solicit the banking business of any clients of Bank or Bank's affiliates or solicit employees of Bank or Bank's affiliates to seek employment with any person or entity engaged in the financial services business except the Bank and its affiliates, whether, in either case, such solicitation is made within or without the area described in this paragraph, except that this Agreement shall not be binding on Eisemann if the Bank shall have breached its obligations under this Agreement.

                  (b) For and in consideration of his obligations hereunder, the Bank shall pay Eisemann $1,000 in a lump sum payment to be made as of the time the Merger is effective.

                  (c) Eisemann agrees that (i) this Noncompetition Agreement is entered into in connection with the sale to BOKF of the goodwill of the business of the Bank, (ii) Eisemann is receiving valuable consideration in the Merger for this Noncompetition Agreement, (iii) the restrictions imposed upon Eisemann by this Noncompetition Agreement are essential and necessary to ensure BOKF acquires the goodwill of the Bank, and (iv) all the restrictions (including particularly the time and geographical limitations) set forth in this Noncompetition Agreement are fair and reasonable.


         2. Injunctive Relief. Eisemann agrees that any remedy at law for any breach of this Noncompetition Agreement would be inadequate and, in the event of any such breach, the Bank shall be entitled to both immediate and permanent injunctive relief without the necessity of posting any bond therefor to preclude any such breach (in addition to any remedies of law which the Bank may be entitled).

         3. Assignability. This Agreement shall not be assigned by either party without the prior written consent of the other party.

         4. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, except as otherwise expressly provided herein.

         5. Texas Law to Apply. This Agreement shall be subject to, and interpreted by and in accordance with, the laws (excluding conflict of law provisions) of the State of Texas. This Agreement is made and executed in Dallas County, Texas, and all actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to or from this Agreement, shall be litigated in courts having situs in Dallas County, Texas.

         6. Legal Construction. In the event any provision of this Agreement, or the application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, or unenforceable to any extent for any reason, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

         7. Notice. All notices or advices required or permitted to be given by or pursuant to this Agreement, shall be given in writing. All such notices and advices shall be (i) delivered personally, (ii) delivered by facsimile or delivered by U.S. Registered or Certified Mail, Return Receipt Requested mail, or (iii) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given (i) the first business day following the date of delivery if delivered personally or by facsimile, (ii) on the third business day following the date of mailing if mailed by U.S. Registered or Certified Mail, Return Receipt Requested, or (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Agreement shall be given as follows:

                  If to the Bank:

                                    BOK Financial Corporation
                                    P.O. Box 2300
                                    Tulsa, OK 74192
                                    Attention: Stanley A. Lybarger
                                    Telecopy No.: (918) 588-6888
                                    and

                                    Bank of Texas, N.A.
                                    5956 Sherry Lane, Suite 1800
                                    Dallas, Texas 75225
                   Attention: Mr. C. Fred Ball, Jr., President
                          Telecopy No.: (214) 521-9072

                                    and

                                    Canyon Creek National Bank
                                    333 West Campbell Road
                                    Richardson, Texas 75080
                                    Attention:  Chairman of the Board
                                    Telecopy No.:  (972) 234-8641

                                    With a Copy to:

                                    Frederic Dorwart
                                    Old City Hall
                                    124 East Fourth Street
                                    Tulsa, OK 74103-5010
                                    Telecopy No.: (918) 583-8251

                  If to Eisemann:

                                    ------------------------------
                                    ================================
                                    --------------------------------
                                    Telecopy No.: __________________

or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

         8. Entire Agreement. This Agreement is the entire Agreement of the parties respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof, except as stated in this Agreement.

         9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original. This Agreement shall become effective only when all of the parties hereto shall have executed the original or counterpart hereof. This Agreement may be executed and delivered by a facsimile transmission of a counterpart signature page hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                               _________________________________
                                               Charles W. Eisemann



                                            CANYON CREEK NATIONAL BANK


                                            By:________________________________
                                                Charles O. Rolfe, Jr., President




                                   EXHIBIT "F"

                                ESCROW AGREEMENT


         This ESCROW AGREEMENT has been executed this ____ day of _______________, 1999, by and between BOK Financial Corporation ("BOKF"), the shareholders of Chaparral Bancshares, Inc. (the "Shareholders"), and Bank of Texas Trust Company, National Association (the "Escrow Agent").

         BOKF has deposited in escrow with the Escrow Agent $400,000 pursuant to that certain Agreement and Plan of Merger dated as of February 19, 1999, among BOKF, BOKF Merger Corporation Number Nine, and Chaparral Bancshares, Inc. (the "Merger Agreement"). The parties agree that this escrow shall be administered in accordance with Section 11.2 of the Merger Agreement, a true and correct copy of which is attached hereto and incorporated herein by this reference. BOKF and the Agents (as defined in Section 11.2 of the Merger Agreement) shall jointly provide all notices to the Escrow Agent required by Section 11.2 of the Merger Agreement to fulfil the terms and conditions of the Escrow Account, and the Escrow Agent shall act only pursuant to the joint written instructions of BOKF and the Agents.

         The  parties  to  this  Escrow   Agreement  agree  that  the  following
provisions shall control with respect to the rights duties, liabilities, privileges and immunities of the Escrow Agent.

         (a) The Escrow Agent is not a party to, and is not bound by, or charged with notice of, any agreement out of which this escrow may arise.

         (b) The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution thereof, or for the identity or authority of any person executing or depositing it. The Escrow Agent will not render investment advice with respect to the subject matter of this escrow.

         (c) In the event the Escrow Agent becomes involved in litigation in connection with this escrow, the undersigned jointly and severally agree to indemnify and save the Escrow Agent harmless from all loss, cost, damages, expenses and attorney's fees suffered or incurred by the Escrow Agent as a result thereof.

         (d) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be.

         (e) The Escrow Agent shall not be liable for anything that it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

         (f) The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

         (g) In the event of any disagreement between any of the parties to this agreement, or between them or either of any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the escrow, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

         Executed in Dallas, Texas this ___ day of __________, 1999.

BOK FINANCIAL CORPORATION


By: ____________________________________________
   Stanley A.  Lybarger, Chief Executive Officer


SHAREHOLDERS


By: ____________________________________________
    Charles W. Eisemann, as Chairman of the Board
    of Directors of Chaparral Bancshares, Inc.



BANK OF TEXAS TRUST COMPANY,
  NATIONAL ASSOCIATION


By: ___________________________
    Name:
    Title: